                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, For Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                            TENNECO AUTOMOTIVE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------

(1)  Amount previously paid:

--------------------------------------------------------------------------------

(2)  Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

(3)  Filing party:

--------------------------------------------------------------------------------

(4)  Date filed:

--------------------------------------------------------------------------------

TENNECO AUTOMOTIVE INC.
500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045
(847) 482-5000                                         [TENNECO AUTOMOTIVE LOGO]

                                                                   April 5, 2002

To the Stockholders of Tenneco Automotive Inc.:

     The Annual Meeting of Stockholders of the Company will be held Tuesday, May 14, 2002, at 10:00 a.m., local time, at The Peabody Hotel, 149 Union Avenue, Memphis, Tennessee 38103. A Notice of the meeting, a Proxy and a Proxy Statement containing information about the matters to be acted upon are enclosed.

     Holders of common stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held.

     A record of the Company's activities for the year 2001 is contained in the Annual Report to Stockholders. We urge each stockholder who cannot attend the Annual Meeting to please assist us in preparing for the meeting by either completing, executing and returning your Proxy promptly or using our telephone or Internet voting procedures.

                                               Very truly yours,

                                               /s/ MARK P. FRISSORA
                                               MARK P. FRISSORA

                                               Chairman and Chief Executive
                                               Officer

TENNECO AUTOMOTIVE INC.
500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045
(847) 482-5000                                         [TENNECO AUTOMOTIVE LOGO]

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 2002

     The Annual Meeting of Stockholders of Tenneco Automotive Inc. will be held at The Peabody Hotel, 149 Union Avenue, Memphis, Tennessee 38103 on Tuesday, May 14, 2002, at 10:00 a.m., local time.

     The purposes of the meeting are:

     1. To elect eight directors for a term to expire at the 2003 Annual Meeting of Stockholders;

     2. To consider and act upon a proposal to approve the Tenneco Automotive Inc. 2002 Long-Term Incentive Plan; and

     3. To consider and act upon such other matters as may be properly brought before the meeting, or any adjournment or postponement thereof.

     The Board of Directors knows of no other matters at this time that may be brought before the meeting. Holders of common stock of record at the close of business on March 22, 2002 are entitled to vote at the meeting. A list of these stockholders will be available for inspection for 10 days preceding the meeting at The Peabody Hotel, 149 Union Avenue, Memphis, Tennessee 38103, and will also be available for inspection at the meeting.

     Each stockholder who does not expect to attend the meeting is urged to either complete, date and sign the enclosed Proxy and return it to the Company in the enclosed envelope, which requires no postage if mailed in the United States, or utilize our telephone or Internet voting procedures.

                                            By Order of the Board of Directors

                                                      KARL A. STEWART
                                                         Secretary

Lake Forest, Illinois
April 5, 2002

TENNECO AUTOMOTIVE INC.                                [TENNECO AUTOMOTIVE LOGO]

500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045
(847) 482-5000

                                                                   April 5, 2002

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation on behalf of the Board of Directors of Tenneco Automotive Inc. (the "Company") of proxies (the "Proxies") to be voted at the Annual Meeting of Stockholders on May 14, 2002, or at any adjournment or postponement thereof (the "Annual Meeting"). Holders of common stock of record at the close of business on March 22, 2002 will be entitled to vote at the Annual Meeting. Each share is entitled to one vote. At March 22, 2002, there were 40,046,379 shares of common stock outstanding and entitled to vote. This Proxy Statement is first being mailed to stockholders on or about April 5, 2002.

                                   BACKGROUND

     During 1999, Tenneco Inc. separated its automotive, packaging and administrative services operations. This completed a series of transactions begun in December 1996, when the company then known as Tenneco Inc. ("Old Tenneco") separated its automotive and packaging operations from its energy and shipbuilding businesses.

     The final separation was accomplished in November 1999 through the spin-off of Pactiv Corporation (the "Spin-Off"), which at the time was known as Tenneco Packaging Inc. and held Tenneco Inc.'s packaging and administrative services businesses. Immediately following the Spin-Off, Tenneco Inc. changed its name to "Tenneco Automotive Inc." to reflect the fact that the continuing operations are its automotive business. In light of the form of this transaction, the Company is the continuing legal entity which from December 1996 until the Spin-Off was known as Tenneco Inc.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

     The Board of Directors presently consists of eight members, each with a term that will expire at the 2002 Annual Meeting.

     The eight nominees, each of whom currently serves as a director of the Company, are proposed to be elected at this Annual Meeting to serve for a term to expire at the 2003 annual meeting of stockholders and until their successors are chosen and have qualified.

     The persons named as proxy voters in the accompanying Proxy card, or their substitutes, will vote your Proxy for all the nominees, each of whom has been designated as such by the Board of Directors, unless otherwise indicated in your Proxy. In the event that any nominee for director withdraws or for any reason is not able to serve as a director, the Company will vote your Proxy for the remainder of those nominated for director (except as otherwise indicated in your Proxy) and for any replacement nominee designated by the Compensation/Nominating/Governance Committee of the Board of Directors.

     You may vote for or withhold your vote from any or all of the director nominees. Assuming a quorum is present, the affirmative vote of the plurality of votes cast at the Annual Meeting (in person or by proxy) will be required for the election of directors.

     Brief statements setting forth the age (at March 22, 2002), the principal occupation, the employment during the past five years, the year in which first elected a director and other information concerning each nominee appears below.

     As described above, the Company and Old Tenneco have engaged in a series of restructuring transactions over the last several years. As a result of these transactions, there is some continuity in the Boards of Directors of the Company and Old Tenneco. Accordingly, for periods prior to December 1996, references herein to service to "the Company" refer to service to Old Tenneco.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED BELOW.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
     FOR ONE-YEAR TERMS EXPIRING AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS

     M. KATHRYN EICKHOFF -- Ms. Eickhoff has been President of Eickhoff Economics, Inc., a consulting firm, since 1987. From 1985 to 1987, she was Associate Director for Economic Policy for the U.S. Office of Management and Budget. Prior to that, Ms. Eickhoff spent 23 years at Townsend Greenspan & Co., Inc., an economic consulting firm, most recently as Executive Vice President and Treasurer. She is also a director of AT&T Corp. and Pharmacia Inc. (formerly known as Pharmacia & Upjohn, Inc.). Ms. Eickhoff is 62 years old and has been a director of the Company since 1987. She also served as a member of the Company's Board of Directors from 1982 until her resignation to join the Office of Management and Budget in 1985. Ms. Eickhoff is a member of the Audit Committee and Three-Year Independent Director Evaluation Committee.

     MARK P. FRISSORA, Chairman of the Board -- Mr. Frissora became the Company's Chief Executive Officer in connection with the Spin-Off and has been serving as President of the automotive operations since April 1999. In March 2000, he was also named the Company's Chairman. From 1996 to April 1999, he held various positions within the Company's automotive operations, including Senior Vice President and General Manager of the worldwide original equipment business. Mr. Frissora joined the Company in 1996 from AeroquipVickers Corporation, where he served since 1991 as a Vice President. In the 15 years prior to joining AeroquipVickers, he served for 10 years with General Electric and 5 years with Philips Lighting Company in management roles focusing on product development and marketing. He is a member of The Business Roundtable and the World Economic Forum's Automotive Board of Governors. Mr. Frissora is 46 years old and became a director of the Company in November 1999.

     FRANK E. MACHER -- Mr. Macher was named Chief Executive Officer of Federal Mogul Corporation, a manufacturer of motor vehicle parts and supplies, in January 2001 and became Chairman of Federal Mogul in October 2001. From June 1997 to his retirement in July 1999, Mr. Macher served as President and Chief Executive Officer of ITT Automotive, a supplier of automotive components. From 1966 to his retirement in 1996, Mr. Macher was employed by Ford Motor Company, serving most recently as Vice President and General Manager of the Automotive Components Division. Mr. Macher is 61 years old and was named a director of the Company in July 2000. He is also a director of Federal Mogul Corporation and Decoma International, Inc. and a member of the Board of Trustees of Kettering University and the Detroit Renaissance. Mr. Macher is a member of the Compensation/Nominating/Governance Committee.

     SIR DAVID PLASTOW -- Sir David was Chairman of the Medical Research Council, which promotes and supports research and postgraduate training in the biomedical and other sciences, from 1990 until his retirement in 1998. Sir David was Chairman of Inchcape plc, a multinational marketing and distribution company, from June 1992 to December 1995. From 1971 he was Managing Director of Rolls-Royce Motors Ltd until 1980. When that company merged with Vickers plc, an engineering and manufacturing company headquartered in London, he became

Managing Director and then Chairman of Vickers plc until his retirement in 1992. Sir David is 69 years old and has been a director of the Company since May 1996. He previously served as a member of the Board of Directors of the Company from 1985 until 1992. Sir David is a member of the Compensation/Nominating/Governance Committee.

     ROGER B. PORTER -- Mr. Porter is the IBM Professor of Business and Government at Harvard University. Mr. Porter has served on the faculty at Harvard University since 1977. Mr. Porter also held senior economic policy positions in the Ford, Reagan and George H. W. Bush White Houses, serving as special assistant to the President and executive secretary of the Economic Policy Board from 1974 to 1977, as deputy assistant to the President and director of the White House Office of Policy Development from 1981 to 1985, and as assistant to the President for economic and domestic policy from 1989 to 1993. He is also a director of National Life Insurance Company, Zions Bancorporation and Pactiv Corporation. Mr. Porter is 55 years old and has been a director of the Company since January 1998. Mr. Porter is the Chairman of the Compensation/ Nominating/Governance Committee and a member of the Three-Year Independent Director Evaluation Committee.

     DAVID B. PRICE, JR. -- Mr. Price has served as Chief Executive Officer of Birdet Price, LLC since July 2001. Previously, Mr. Price was President of Noveon Inc. from February 2001 until May 2001. Noveon, Inc. was formerly the Performance Materials Segment of BF Goodrich Company prior to its sale to an investor group in February 2001. While with BF Goodrich Company from July 1997 to February 2001, Mr. Price served as Executive Vice President of the BF Goodrich Company and President and Chief Operating Officer of BF Goodrich Performance Materials. Prior to joining BF Goodrich, Mr. Price held various executive positions over a 25-year span at Monsanto Company, most recently serving as President of the Performance Materials Division of Monsanto Company from 1995 to July 1997. From 1993 to 1995, he was Vice President and General Manager of commercial operations for the Industrial Products Group and was also named to the management board of Monsanto's Chemical Group. Mr. Price is 56 years old and was named a director of the Company in November 1999. Mr. Price is a member of the Three-Year Independent Director Evaluation Committee and the Compensation/Nominating/ Governance Committee.

     DENNIS G. SEVERANCE -- Dr. Severance is the Accenture Professor of Computer and Information Systems of the University of Michigan Business School. Before joining the University of Michigan in 1978, Dr. Severance was an Associate Professor and Principal Investigator in the Management Information System Research Center at the University of Minnesota. Prior to that, he was an Assistant Professor in the Department of Operations Research at Cornell University. Dr. Severance is 59 years old and became a director in July 2000. Dr. Severance is a member of the Audit Committee and the Compensation/Nominating/Governance Committee.

     PAUL T. STECKO -- Mr. Stecko has served as the Chief Executive Officer of Packaging Corporation of America since April 1999. From November 1998 to April 1999, Mr. Stecko served as President and Chief Operating Officer of Tenneco Inc. From January 1997 to November 1998, Mr. Stecko served as Chief Operating Officer of Tenneco Inc. From December 1993 through January 1997, Mr. Stecko served as Chief Executive Officer of Tenneco Packaging Inc. Prior to joining Tenneco Packaging Inc., Mr. Stecko spent 16 years with International Paper Company. Mr. Stecko is 57 years old and has been a director of the Company since November 1998. He is also a director of State Farm Mutual Insurance Company and Pactiv Corporation, and is the Chairman of the Board of Packaging Corporation of America. Mr. Stecko is the Chairman of the Audit Committee and the Chairman of the Three-Year Independent Director Evaluation Committee.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company currently comprises eight members, seven of whom are not officers of the Company (the "Outside Directors") and one of whom is an officer of the Company (the "Inside Director"). The Board of Directors believes that the Company's ratio of Outside Directors to Inside Directors represents a commitment to the independence of the Board and a focus on matters of importance to its stockholders.

     During 2001, the Board of Directors held eight meetings. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board on which the director served held during 2001.

     The Board of Directors has three standing committees. These committees have the following described responsibilities and authority.

     The Compensation/Nominating/Governance Committee, comprised solely of Outside Directors, has the responsibility, among other things, to: (1) establish the salary rate of officers and employees of the Company and its subsidiaries;
(2) examine periodically the compensation structure of the Company; and (3) supervise the welfare and pension plans and compensation plans of the Company. It also has significant corporate governance responsibilities including, among other things, to: (a) review and determine the desirable balance of experience, qualifications and expertise among members of the Board; (b) review possible candidates for membership on the Board and recommend a slate of nominees for election as directors at each annual meeting of stockholders; (c) review the function and composition of the other committees of the Board and recommend membership on these committees; and (d) review the qualifications of and recommend candidates for election as officers of the Company. The Compensation/Nominating/Governance held seven meetings during 2001.

     The Three-year Independent Director Evaluation ("TIDE") Committee, comprised solely of Outside Directors, has the responsibility, among other things, to review the Company's stockholder rights plan at least every three years and, if it deems it appropriate, recommend that the full Board modify or terminate that plan. The TIDE Committee held one meeting in 2001.

     The Audit Committee, whose three members are Outside Directors, has the responsibility, among other things, to: (1) recommend the selection of the Company's independent public accountants; (2) review and approve the scope of the independent public accountants' audit activity and extent of non-audit services; (3) review with management and such independent public accountants the adequacy of the Company's basic accounting system and the effectiveness of the Company's internal audit plan and activities; (4) review with management and the independent public accountants the Company's certified financial statements and exercise general oversight over the financial reporting process; and (5) review with the Company litigation and other legal matters that may affect the Company's financial condition and monitor compliance with business ethics and other policies. The Audit Committee held four meetings in 2001. A report of the Audit Committee appears elsewhere in this Proxy Statement.

     A stockholder of the Company may nominate persons for election to the Board of Directors at an annual meeting if the stockholder submits such nomination, together with certain related information required by the Company's By-laws, in writing to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. In the event, however, that the date of the annual meeting is more than thirty days before or more than seventy days after that anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made.

COMPENSATION OF DIRECTORS

     FEE STRUCTURE. Each Outside Director is paid an annual retainer fee of $35,000 for service on the Board of Directors. In general, 100% of that fee is to be paid in the form of stock-settled common stock equivalents (the "directors' stock equivalents"), as described below. A director may elect, however, to have up to 40%, or $14,000, of the fee paid in cash. The Outside Directors also receive cash attendance fees and committee chair and membership fees, and reimbursement of their expenses for attending meetings of the Board of Directors and its committees. Outside Directors receive $1,000 for each meeting of the Board of Directors attended. Each Outside Director who serves as a Chairman of the Audit Committee or the Compensation/Nominating/Governance Committee is paid a fee of $7,000 per chairmanship. Outside Directors who serve as members of these committees are paid $4,000 per committee membership. Members of the Three-year Independent Director Evaluation Committee receive $1,000 plus expenses for each meeting of that committee attended.

     COMMON STOCK EQUIVALENTS/OPTIONS. As described above, all or a portion of an Outside Director's retainer fee is generally paid in common stock equivalent units. These directors' stock equivalents are payable in shares of common stock after an Outside Director ceases to serve as a director. Final distribution of these shares may be made either in a lump sum or in installments over a period of years. The directors' stock equivalents are issued at 100% of the fair market value on the date of the grant. In the past, the directors' stock equivalent units have been issued under the Tenneco Automotive Inc. Stock Ownership Plan (the "Stock Ownership Plan"), which expired in December 2001. The Company is submitting a new plan, the Tenneco Automotive Inc. 2002 Long-Term Incentive Plan (the "New Equity Plan"), for stockholder approval at the Annual Meeting. If the New Equity Plan is approved, the Company expects that future directors' stock equivalents will be granted under that plan. If that plan is not approved, the Board of Directors will reconsider its alternatives for the payment of directors' annual retainer fees in stock, stock equivalents or cash, or some combination thereof.

     As additional equity incentive compensation, for 2001 each Outside Director received grants of options to purchase up to 15,000 shares of common stock and 1,000 performance share equivalents. Directors' options: (a) are granted with per share exercise prices equal to 100% of the fair market value of a share of common stock on the day the option is granted; (b) have terms of ten years; and
(c) generally, will fully vest six months from the grant date. Once vested, the directors' options will be exercisable at any time during the option term. The performance share equivalent units are payable in shares of common stock at the end of three years based on achievement of performance goals like those set for the executives' performance unit awards. See "Tenneco Automotive Inc. Compensation/Nominating/Governance Committee Report on Executive Compensation." This additional equity incentive compensation was granted under the Company's Stock Ownership Plan. In light of the expiration of that plan in December 2001, the Board of Directors is reevaluating what additional equity incentive compensation, if any, should be granted to directors for 2002 and subsequent periods.

     DEFERRED COMPENSATION PLAN. The Company has a voluntary deferred compensation plan for Outside Directors. Under the plan, an Outside Director may elect, prior to commencement of the next calendar year, to have some or all of the cash portion, that is, up to 40%, or $14,000, of his or her retainer fee and some or all of his or her meeting fees credited to a deferred compensation account. The plan provides these directors with various investment options. The investment options include stock equivalent units of the Company's common stock, which may be paid out in either cash or, subject to availability under the Company's equity plans, shares of common stock.

     RESTRICTED STOCK. In partial satisfaction of residual obligations under the discontinued retirement plan for directors, Ms. Eickhoff receives an annual grant of $15,400 in value of restricted shares of the Company's common stock. The restricted shares may not be sold, transferred, assigned, pledged or otherwise encumbered and are subject to forfeiture if the director ceases to serve on the Board prior to the expiration of the restricted period. This restricted period ends upon Ms. Eickhoff's normal retirement from the Board, unless she is disabled or dies, or the Compensation/Nominating/Governance Committee of the Board, at its discretion, determines otherwise. During the restricted period, Ms. Eickhoff will be entitled to vote the shares and receive dividends. In the past, these restricted shares have been issued under the Company's Stock Ownership Plan, which expired in December 2001. The Company proposes that future grants of restricted stock to Ms. Eickhoff will be made under the New Equity Plan, if it is approved at the Annual Meeting. In the event that stockholders do not approve the New Equity Plan, the Company will work with Ms. Eickhoff to develop an alternative arrangement with respect to residual obligations under the discontinued retirement plan for directors.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     During 2001, Mr. Frissora was indebted to the Company. This indebtedness was incurred in connection with his relocation. The loan bears no interest and principal will only be payable in full upon termination of his employment prior to 2003, except for a termination without cause or following a change in control. The approximate aggregate amount outstanding is $400,000.

                           OWNERSHIP OF COMMON STOCK

MANAGEMENT

     The following table shows, as of March 1, 2002, the number of shares of the Company's common stock beneficially owned by: (1) each director and nominee for director; (2) each person who is named in the Summary Compensation Table, below; and (3) all directors and executive officers as a group. The table also shows:
(a) common stock equivalents held by the directors and executive officers under the Company's benefit plans; and (b) the total number of shares of common stock and common stock equivalents held.

                                            SHARES OF             COMMON           TOTAL
                                           COMMON STOCK           STOCK         SHARES AND
                                            (1)(2)(3)         EQUIVALENTS(4)    EQUIVALENTS
                                           ------------       --------------    -----------
DIRECTORS
---------------------------------------
M. Kathryn Eickhoff....................       17,628               3,969            21,597
Mark P. Frissora.......................      308,207             225,000           533,207
Frank E. Macher........................        7,500              19,209            26,709
Sir David Plastow......................       14,900              19,312            34,212
Roger B. Porter........................       12,711              21,120            33,831
David B. Price, Jr.....................       20,000              14,971            34,971
Dennis G. Severance....................        9,500              20,068            29,568
Paul T. Stecko.........................       14,972              16,557            31,529

NAMED EXECUTIVE OFFICERS
---------------------------------------
Timothy R. Donovan.....................       94,065              69,903           163,968
Mark A. McCollum.......................      103,747              55,596           159,343
Hari N. Nair...........................       46,014              73,096           119,110
Richard P. Schneider...................       85,483              43,208           128,691
All executive officers and directors as
  a group (17 individuals).............      902,568(5)          702,295         1,604,863(5)

---------------
(1) Each director and executive officer has sole voting and investment power over the shares beneficially owned (or has the right to acquire shares as described in note (2) below) as set forth in this column, except for restricted shares.

(2) Includes restricted shares. At March 1, 2002, Ms. Eickhoff and Messrs. Frissora, Donovan, McCollum, Nair and Schneider held 6,628, 22,795, 9,769, 9,769, 6,513 and 9,769 restricted shares, respectively. Also includes shares that are subject to options that are exercisable within 60 days of March 1, 2002 for Ms. Eickhoff and Messrs. Frissora, Macher, Plastow, Porter, Price, Severance, Stecko, Donovan, McCollum, Nair and Schneider to purchase

                                            (Notes continued on following page.)

    10,000, 250,000, 7,500, 13,764, 11,882, 10,000, 7,500, 10,000, 60,000,
    80,000, 30,000 and 60,000 shares, respectively.

(3) The individuals listed in the table own less than one percent of the outstanding shares of the Company's common stock, respectively, except for all directors and executive officers as a group, who beneficially own approximately 2.2% of the outstanding common stock (not including stock equivalents).

(4) Common stock equivalents are distributed either in cash or in shares of the Company's common stock, depending on the terms of the grant, in each case after the individual ceases to serve as a director or officer or after the applicable performance period.

(5) Includes 683,979 shares that are subject to options that are exercisable within 60 days of March 1, 2002, by all executive officers and directors as a group, and includes 81,525 restricted shares for all executive officers and directors as a group.

CERTAIN OTHER STOCKHOLDERS

     The following table sets forth, as of March 1, 2002, certain information regarding each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding common stock (the only class of voting securities outstanding).

                                              SHARES OF
           NAME AND ADDRESS                  COMMON STOCK       PERCENT OF COMMON
        OF BENEFICIAL OWNER(1)                 OWNED(1)        STOCK OUTSTANDING(1)
        ----------------------               ------------      --------------------
Greenway Partners L.P..................       3,212,500(2)             8.0%(2)
  277 Park Avenue, 27th Floor
  New York, New York 10017
Dimensional Fund Advisors Inc..........       2,762,780(3)             6.9%(3)
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
Gabelli Asset Management Inc...........       2,273,782(4)             5.7%(4)
  One Corporate Center
  Rye, New York 10580-1435
Kestrel Investment Management
  Corporation..........................       2,109,400(5)             5.3%(5)
  411 Borel Avenue, Suite 403
  San Mateo, California 94402

---------------
(1) This information is based on information contained in filings made with the Securities and Exchange Commission (the "SEC") regarding the ownership of the Company's common stock.

(2) Greenway Partners L.P. ("Greenway"), Greentree Partners, L.P. ("Greentree"), Greenhouse Partners, L.P. ("Greenhouse"), Greenhut, L.L.C. ("Greenhut"), Greenbelt Corp. ("Greenbelt"), Greensea Offshore, L.P. ("Greensea"), Greenhut Overseas, L.L.C. ("Greenhut Overseas"), Alfred D. Kingsley and Gary
    K. Duberstein (collectively, the "Greenway Reporting Persons") are the beneficial owners of an aggregate of 3,212,500 shares.

    Greenhouse, as the general partner of Greenway, may be deemed to own beneficially shares of which Greenway may be deemed to possess beneficial ownership. Each of Kingsley and Duberstein, as general partners of Greenhouse, may be deemed to beneficially own shares which Greenhouse may be deemed to beneficially own. Greenhut, as the general partner of Greentree, may be deemed to own beneficially shares of which Greentree may be deemed to possess beneficial ownership. Each of Kingsley and Duberstein, as

                                            (Notes continued on following page.)

    members of Greenhut, may be deemed to beneficially own shares that Greenhut may be deemed to beneficially own. Greenhut Overseas, as the investment general partner of Greensea, may be deemed to own beneficially shares of which Greensea may be deemed to possess beneficial ownership. Each of Kingsley and Duberstein, as members of Greenhut Overseas, may be deemed to beneficially own shares that Greenhut Overseas may be deemed to beneficially own. Each of Kingsley and Duberstein, as executive officers and directors of Greenbelt, may be deemed to beneficially own shares that Greenbelt beneficially owns.

    Greenway has the sole power to vote or direct the vote of 397,400 shares and the sole power to dispose or to direct the disposition of such shares. Greenhouse and Kingsley and Duberstein may be deemed to share with Greenway the power to vote or to direct the vote and to dispose or to direct the disposition of such shares. Greentree has the sole power to vote or direct the vote of 231,000 shares and the sole power to dispose or direct the disposition of such shares. Greenhut and Kingsley and Duberstein may be deemed to share with Greentree the power to vote or to direct the vote and to dispose or to direct the disposition of such shares. Greensea has the sole power to vote or direct the vote of 204,000 shares and the sole power to dispose or direct the disposition of such shares. Greenhut Overseas and Kingsley and Duberstein may be deemed to share with Greensea the power to vote or to direct the vote and to dispose or to direct the disposition of such shares. Greenbelt has the sole power to vote or direct the vote of 1,980,100 shares and the sole power to dispose or direct the disposition of such shares. Kingsley and Duberstein may be deemed to share with Greenbelt the power to vote or to direct the vote and to dispose or to direct the disposition of such shares. Kingsley has the sole power to vote or direct the vote of 400,000 shares and the sole power to dispose or direct the disposition of such shares.

    The business address of each of the Greenway Reporting Persons (other than Greensea) is 277 Park Avenue, 27th Floor, New York, New York 10017. The business address of Greensea is P.O. Box 1561, Mary Street, Grand Cayman, Cayman Islands, British West Indies.

(3) Dimensional Fund Advisors Inc. ("Dimensional") has indicated that it has sole voting power over 2,762,780 shares and sole dispositive power over 2,762,780 shares. Dimensional has also advised the Company that it is a registered investment advisor and these shares are held on behalf of various advisory clients.

(4) Gabelli Funds, LLC ("Gabelli Funds"), GAMCO Investors, Inc. ("GAMCO"), Gabelli Securities, Inc. ("Gabelli Securities"), Gemini Capital Management, LLC ("Gemini"), Gabelli Group Capital Partners Inc. ("Gabelli Partners"), Gabelli Asset Management Inc.

                                            (Notes continued on following page.)

    ("GAMI"), Marc J. Gabelli ("Marc Gabelli") and Mario J. Gabelli ("Mario Gabelli") have indicated they are the beneficial owners of 2,273,782 shares.

    Mario Gabelli is deemed to have beneficial ownership of shares which Gabelli Funds, GAMCO and Gabelli Securities may be deemed to possess beneficial ownership. Marc Gabelli is deemed to have beneficial ownership of shares which Gemini may be deemed to possess beneficial ownership. GAMI and Gabelli Partners are deemed to have beneficial ownership of shares which Gabelli Funds, GAMCO and Gabelli Securities may be deemed to possess beneficial ownership.

    Gabelli Funds has the sole power to vote or direct the vote of 854,000 shares and the sole power to dispose or direct the disposition of such shares. Gabelli Funds has the same principal business address as GAMI. GAMCO has the sole power to vote or direct the vote of 1,393,382 shares and the sole power to dispose or direct the disposition of 1,394,782 shares. GAMCO has the same principal business address as GAMI. Gabelli Securities has the sole power to vote or direct the vote of 5,000 shares and the sole power to dispose or direct the disposition of such shares. Gabelli Securities has the same principal business address as GAMI. Gemini has the sole power to vote or direct the vote of 20,000 shares and the sole power to dispose or direct the disposition of such shares. Gemini's principal business address is 401 Theodore Fremd Ave., Rye, New York 10580.

(5) Kestrel Investment Management Corporation ("Kestrel") has indicated that is has sole voting power over 2,109,400 shares and sole dispositive power over 1,982,300 shares. Kestrel has also advised the Company that it is a registered investment advisor and that these shares are held by certain persons for whom it acts as an investment advisor and in which it also holds an ownership interest. The sole shareholders of Kestrel are David J. Stierman and Abbot J. Keller, each of whom has the same principal business address as Kestrel. Accordingly, each of Mr. Stierman, Mr. Keller and Kestrel is deemed to be the beneficial owner of the above-referenced shares.

                             EXECUTIVE COMPENSATION

     The following table shows the compensation paid by the Company, for the periods indicated, to: (1) the Company's Chief Executive Officer, who became Chief Executive Officer upon the Spin-Off; and (2) each of the next four most highly compensated executive officers, other than the Chief Executive Officer (collectively, the "Named Executives"). The table shows amounts paid to the Named Executives for all services provided to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                              --------------------------------   ------------------------------------
                                                                                         AWARDS             PAYOUTS
                                                                       OTHER     -----------------------   ----------
                                                                      ANNUAL     RESTRICTED   SECURITIES                ALL OTHER
                                                                      COMPEN-      STOCK      UNDERLYING      LTIP       COMPEN-
NAME AND PRINCIPAL POSITION                   SALARY(1)    BONUS     SATION(2)   AWARDS(3)     OPTIONS     PAYOUTS(4)   SATION(5)
---------------------------                   ---------    -----     ---------   ----------   ----------   ----------   ---------
Mark P. Frissora.....................  2001   $682,096    $610,000   $ 51,205     $     --      250,000     $417,690    $  9,440
 Chairman and Chief Executive          2000   $659,200    $427,750   $ 75,994     $     --           --     $528,973    $373,672
 Officer                               1999   $398,174    $325,000   $142,600     $585,376      375,000     $177,243    $  9,218
Timothy R. Donovan(6)................  2001   $401,624    $203,197   $     --     $     --      135,000     $ 85,537    $  9,752
 Executive Vice President,             2000   $311,709    $112,375   $  3,300     $     --           --     $103,229    $ 12,299
 General Counsel and Managing          1999   $120,833    $140,000   $     --     $250,876       90,000     $     --    $     --
 Director -- International
Mark A. McCollum.....................  2001   $355,674    $223,000   $     --     $     --       80,000     $ 96,336    $  9,636
 Senior Vice President and             2000   $341,208    $155,875   $  4,200     $     --           --     $133,717    $331,718
 Chief Financial Officer               1999   $275,095    $127,696   $361,847     $250,876      120,000     $158,810    $412,921
Hari N. Nair.........................  2001   $316,736    $216,750   $     --           --      175,000     $113,984    $  9,286
 Executive Vice President and          2000   $208,524    $140,800   $ 66,734     $     --           --     $ 41,031    $ 74,678
 Managing Director -- Europe           1999   $183,610    $ 59,164   $371,543     $158,746       45,000     $ 55,478    $  4,688
Richard P. Schneider.................  2001   $355,674    $161,000   $     --     $     --       60,000     $ 74,371    $  9,636
 Senior Vice President --              2000   $337,932    $112,375   $  3,300     $     --           --     $103,229    $316,281
 Global Administration                 1999   $282,897    $120,000   $ 11,424     $250,876       90,000     $180,125    $ 12,796

------------
(1) Includes base salary plus amounts paid in lieu of matching contributions to the Company's 401(k) plans.

(2) Includes amounts attributable to: (a) the value of personal benefits provided by the Company to Named Executives, which have an aggregate value in excess of the lesser of $50,000 and 10% of the executive's salary and bonus for the year, such as the personal use of Company-owned property and relocation expenses; (b) reimbursement for taxes; and (c) amounts paid as dividend equivalents on performance share equivalent units ("Dividend Equivalents"). The amount of each personal benefit that exceeds 25% of the estimated value of the total personal benefits reported for the Named Executive,

                                            (Notes continued on following page.)

    reimbursement for taxes and amounts paid as Dividend Equivalents to the Named Executives were as follows:

NAME                      YEAR                         EXPLANATION
----                      ----                         -----------
Mr. Frissora............  2001   $40,000 perquisite allowance.
                          2000   $556 for reimbursement of taxes; $15,000 for Dividend
                                 Equivalents; and $40,000 perquisite allowance.
                          1999   $12,661 for reimbursement of taxes; $11,070 for Dividend
                                 Equivalents; $33,333 perquisite allowance; and $75,625
                                 for relocation expenses.
Mr. Donovan.............  2000   $3,300 for Dividend Equivalents.
Mr. McCollum............  2000   $4,200 for Dividend Equivalents.
                          1999   $351,947 for reimbursement of taxes; and $9,900 for
                                 Dividend Equivalents.
Mr. Nair................  2000   $2,990 for reimbursement of taxes; $1,500 in Dividend
                                 Equivalents; $16,500 for relocation expenses; and
                                 $24,960 for reimbursements and costs related to
                                 expatriate assignment.
                          1999   $44 for reimbursement of taxes; $3,465 in Dividend
                                 Equivalents; and $357,011 for reimbursements and costs
                                 related to expatriate assignment.
Mr. Schneider...........  2000   $3,300 for Dividend Equivalents.
                          1999   $174 for reimbursement of taxes; and $11,250 in Dividend
                                 Equivalents.

(3) Includes the dollar value of grants of restricted shares based on the price of the Company's common stock on the date of grant. At December 31, 2001, Messrs. Frissora, Donovan, McCollum, Nair and Schneider held 22,795, 9,769, 9,769, 6,513, and 9,769 restricted shares, respectively. The value at December 31, 2001, based on a per share price of $2.04, of all restricted shares held was $46,502 for Mr. Frissora, $19,931 for Mr. Donovan, $19,931 for Mr. McCollum, $13,287 for Mr. Nair and $19,931 for Mr. Schneider. Dividends are paid on restricted stock. No restricted stock was awarded to any of the Named Executives in 2000 or 2001.

(4) For 1999, reflects the vesting and payment of all outstanding performance share equivalent units immediately prior to the Spin-Off.

(5) Includes amounts attributable during 2001 to benefit plans as follows:

    (a) The dollar values paid by the Company for insurance premiums under the group life insurance plan for Messrs. Frissora, Donovan, McCollum, Nair and Schneider were $3,440, $1,877, $1,761, $1,411 and $1,761, respectively.

    (b) For 2001, the amounts contributed pursuant to the Company's 401(k) plans for the accounts of Messrs. Frissora, Donovan, McCollum, Nair and Schneider were $6,000, $7,875, $7,875, $7,875 and $7,875, respectively.

                                            (Notes continued on following page.)

(6) Mr. Donovan joined the Company as Senior Vice President and General Counsel in August 1999. In May 2001, Mr. Donovan assumed the additional responsibilities of Managing Director-International (while retaining his duties as General Counsel).

OPTIONS GRANTED IN 2001

     The following table shows the number of options to purchase the company's common stock granted during 2001 to the persons named in the Summary Compensation Table above.

                        SHARES OF     PERCENT OF TOTAL
                       COMMON STOCK   OPTIONS GRANTED
                        UNDERLYING    TO THE COMPANY'S
                         OPTIONS        EMPLOYEES IN     EXERCISE PRICE   EXPIRATION      GRANT DATE
NAME                   GRANTED (#)        2001 (%)        ($/SHARE)(1)       DATE      PRESENT VALUE(2)
----                   ------------   ----------------   --------------   ----------   ----------------
Mr. Frissora.........    250,000           7.32%             $1.57         12/05/11        $212,500
Mr. Donovan..........    110,000           3.22%             $1.57         12/05/11        $ 93,500
                          25,000            .73%             $2.10         12/28/11        $ 28,500
Mr. McCollum.........     80,000           2.34%             $1.57         12/05/11        $ 68,000
Mr. Nair.............     20,000            .56%             $3.19         01/02/11        $ 22,000
                          45,000           1.32%             $3.37         07/02/11        $ 83,250
                         110,000           3.22%             $1.57         12/05/11        $ 93,500
Mr. Schneider........     60,000           1.76%             $1.57         12/05/11        $ 51,000

---------------
(1) All options were granted with exercise prices equal to 100% of the fair market value of a share of the Company's common stock on the date of grant. All options vest one-third on each of the first, second and third anniversaries of the grant date. The options include a reload feature, whereby upon exercise the option holder receives a new option if the exercise price is delivered in shares of common stock. The new option would cover the number of shares so delivered and have an exercise price equal to 100% of the fair market value of the common stock on the new grant date.

(2) The Black-Scholes valuation was performed using the following assumptions:
    58.52% volatility, risk free interest rate of 4.86%, 4.76%, 4.39%, and 4.39% for options granted on January 2, 2001, July 2, 2001, December 5, 2001 and December 28, 2001, respectively, 0% expected dividend rate and five-year option life.

2001 YEAR-END OPTION VALUES

     The following table shows the number of options to purchase the Company's common stock and the value of unexercised in-the-money options held at December 31, 2001 by the persons named in the Summary Compensation Table above. No options to purchase the Company's common stock were exercised in 2001.

                                    NUMBER OF
                              SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                               UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                     HELD AT                         HELD AT
                                DECEMBER 31, 2001              DECEMBER 31, 2001(1)
                           ----------------------------    ----------------------------
                           EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                           -----------    -------------    -----------    -------------
Mr. Frissora...........      250,000         375,000           $--          $117,500
Mr. Donovan............       60,000         165,000           $--          $ 51,700
Mr. McCollum...........       80,000         120,000           $--          $ 37,600
Mr. Nair...............       30,000         190,000           $--          $ 51,700
Mr. Schneider..........       60,000          90,000           $--          $ 28,200

---------------
(1) Based on the closing sale price of a share of common stock on the New York Stock Exchange on December 31, 2001.

LONG-TERM INCENTIVE PLANS -- AWARDS IN 2001

     The following table shows information concerning performance-based awards made during 2001 to the persons named in the Summary Compensation Table above.

                            NUMBER OF          PERFORMANCE OR         ESTIMATED FUTURE PAYOUTS UNDER
                          SHARES, UNITS         OTHER PERIOD            NON-STOCK PRICE-BASED PLANS
                            OR OTHER          UNTIL MATURATION    ---------------------------------------
         NAME                RIGHTS              OR PAYOUT        THRESHOLD(6)    TARGET(6)    MAXIMUM(6)
         ----             -------------       ----------------    ------------    ---------    ----------
Mr. Frissora..........       150,000(1)            1 year             25%           100%          150%
Mr. Donovan...........        11,360(1)(2)         2 year             25%           100%          150%
                              14,849(1)(3)         1 year             25%           100%          150%
                               4,500(3)(5)         1 year             25%           100%          150%
Mr. McCollum..........            --                   --              --             --            --
Mr. Nair..............        36,360(1)(4)         2 year             25%           100%          150%
                              36,450(1)(2)         2 year             25%           100%          150%
                               5,000(2)(5)         2 year             25%           100%          150%
                               7,500(4)(5)         2 year             25%           100%          150%
Mr. Schneider.........            --                   --              --             --            --

------------------
(1) Represents awards of stock equivalent units which vest based on the achievement of annual performance goals as follows: (i) for awards designated as "1 year" in the table above, the entire award may vest at the end of December 2002; and (ii) for awards designated as "2 year" in the table above, 50% of the award was eligible for vesting at the end of December 2001 and 50% of the award may vest at the end of December 2002. Stock equivalent units are payable yearly in cash in an amount equal to the number of units earned times the value per share of the Company's common stock at the time of payment (as determined in accordance with the terms of the grant). The future payouts are based on Economic Value Added (EVA(R), a registered trademark of Stern Stewart & Co.) improvement against the prior year. EVA is generally defined as operating profit minus the annual cost of capital. The number of stock equivalent units listed in this column represents the target number of units that may be earned under the award.

(2) Represents pro-rated awards made in connection with the retirement of the company's former Managing Director-Europe in May 2001, following which (i) Mr. Nair was promoted to Executive Vice President and Managing Director-Europe, and (ii) Mr. Donovan assumed Mr. Nair's former responsibilities as Managing Director-International, in addition to Mr. Donovan's duties as Senior Vice President and General Counsel and head of environmental, health and safety.

(3) Represents pro-rated award made in connection with Mr. Donovan's promotion to Executive Vice President in December 2001.

(4) Represents pro-rated award made in connection with Mr. Nair's promotion from Vice President to Senior Vice President in November 2000.

(5) Represents awards of performance units which vest based on the achievement of annual performance goals described below as follows: (i) for awards designated as "1 year" in the table above, the entire award may vest at the end of December 2002; and (ii) for awards designated as "2 year" in the table above, the award vests at the rate of 50% at the end of each of December 2001 and December 2002. They are payable after December 31, 2002 in shares of the Company's common stock in an amount equal to the number of performance units earned. The future payouts are based on EVA improvement over the three-year period ending December 31, 2002. The number of performance units listed in the column represents the target number of units that may be earned under the award.

(6) Represents the percentage of the units reflected in the first column of this table that will be earned based on the achievement of the performance goals at the threshold, target and maximum levels. The final performance units earned will be based on the higher of performance units earned on an individual year basis or accumulated performance units earned based on three-year performance.

PENSION PLAN TABLE

     The following table shows the aggregate estimated total annual benefits payable upon normal retirement pursuant to the Tenneco Retirement Plan, the Tenneco Automotive Inc. Supplemental Executive Retirement Plan and the Tenneco Automotive Retirement Plan for Salaried Employees to persons in specified remuneration and years of credited participation classifications. In connection with the Spin-Off, Pactiv Corporation became the sponsor of the Tenneco Retirement Plan. The Company adopted a salaried defined benefit pension plan patterned after the Tenneco Retirement Plan. The plan counts service prior to the Spin-Off for all purposes, including benefit accrual, but there will be an offset for benefits accrued under the Tenneco Retirement Plan. Therefore, as to the Company's continuing employees, the benefits described in the table will be provided by a combination of payments from the Tenneco Retirement Plan and the new plan. The Company also maintains a key executive pension plan covering executive officers, which will provide benefits, commencing at age 55, of 4% of compensation (salary and bonus) per year of service up to a maximum of 50%, reduced by payments under all other company sponsored qualified and nonqualified defined benefit pension plans.

                                                     YEARS OF CREDITED PARTICIPATION
      ANNUAL         -----------------------------------------------------------------------------------------------
   REMUNERATION           5            10            15            20            25            30            35
   ------------           -            --            --            --            --            --            --
    $  250,000       $ 19,642.86   $ 39,285.71   $ 58,928.57   $ 78,571.43   $ 98,214.29   $117,857.14   $137,500.00
    $  300,000       $ 23,571.43   $ 47,142.86   $ 70,714.29   $ 94,285.71   $117,857.14   $141,428.57   $165,000.00
    $  350,000       $ 27,500.00   $ 55,000.00   $ 82,500.00   $110,000.00   $137,500.00   $165,000.00   $192,500.00
    $  400,000       $ 31,428.57   $ 62,857.14   $ 94,285.71   $125,714.29   $157,142.86   $188,571.43   $220,000.00
    $  450,000       $ 35,357.14   $ 70,714.29   $106,071.43   $141,428.57   $176,785.71   $212,142.86   $247,500.00
    $  500,000       $ 39,285.71   $ 78,571.43   $117,857.14   $157,142.86   $196,428.57   $235,714.29   $275,000.00
    $  550,000       $ 43,214.29   $ 86,428.57   $129,642.86   $172,857.14   $216,071.43   $259,285.71   $302,500.00
    $  600,000       $ 47,142.86   $ 94,285.71   $141,428.57   $188,571.43   $235,714.29   $282,857.14   $330,000.00
    $  650,000       $ 51,071.43   $102,142.86   $153,214.29   $204,285.71   $255,357.14   $306,428.57   $357,500.00
    $  700,000       $ 55,000.00   $110,000.00   $165,000.00   $220,000.00   $275,000.00   $330,000.00   $385,000.00
    $  750,000       $ 58,928.57   $117,857.14   $176,785.71   $235,714.29   $294,642.86   $353,571.43   $412,500.00
    $  800,000       $ 62,857.14   $125,714.29   $188,571.43   $251,428.57   $314,285.71   $377,142.86   $440,000.00
    $  850,000       $ 66,785.71   $133,571.43   $200,357.14   $267,142.86   $333,928.57   $400,714.29   $467,500.00
    $  900,000       $ 70,714.29   $141,428.57   $212,142.86   $282,857.14   $353,571.43   $424,285.71   $495,000.00
    $  950,000       $ 74,642.86   $149,285.71   $223,928.57   $298,571.43   $373,214.29   $447,857.14   $522,500.00
    $1,000,000       $ 78,571.43   $157,142.86   $235,714.29   $314,285.71   $392,857.14   $471,428.57   $550,000.00
    $1,050,000       $ 82,500.00   $165,000.00   $247,500.00   $330,000.00   $412,500.00   $495,000.00   $577,500.00
    $1,100,000       $ 86,428.57   $172,857.14   $259,285.71   $345,714.29   $432,142.86   $518,571.43   $605,000.00
    $1,150,000       $ 90,357.14   $180,714.29   $271,071.43   $361,428.57   $451,785.71   $542,142.86   $632,500.00
    $1,200,000       $ 94,285.71   $188,571.43   $282,857.14   $377,142.86   $471,428.57   $565,714.29   $660,000.00
    $1,250,000       $ 98,214.29   $196,428.57   $294,642.86   $392,857.14   $491,071.43   $589,285.71   $687,500.00
    $1,300,000       $102,142.86   $204,285.71   $306,428.57   $408,571.43   $510,714.29   $612,857.14   $715,000.00

                                                     YEARS OF CREDITED PARTICIPATION
      ANNUAL         -----------------------------------------------------------------------------------------------
   REMUNERATION           5            10            15            20            25            30            35
   ------------           -            --            --            --            --            --            --
    $1,350,000       $106,071.43   $212,142.86   $318,214.29   $424,285.71   $530,357.14   $636,428.57   $742,500.00
    $1,400,000       $110,000.00   $220,000.00   $330,000.00   $440,000.00   $550,000.00   $660,000.00   $770,000.00
    $1,450,000       $113,928.57   $227,857.14   $341,785.71   $455,714.29   $569,642.86   $683,571.43   $797,500.00
    $1,500,000       $117,857.14   $235,714.29   $353,571.43   $471,428.57   $589,285.71   $707,142.86   $825,000.00
    $1,550,000       $121,785.71   $243,571.43   $365,357.14   $487,142.86   $608,928.57   $730,714.29   $852,500.00
    $1,600,000       $125,714.29   $251,428.57   $377,142.86   $502,857.14   $628,571.43   $754,285.71   $880,000.00
    $1,650,000       $129,642.86   $259,285.71   $388,928.57   $518,571.43   $648,214.29   $777,857.14   $907,500.00

---------------
NOTES:

1. The benefits shown above are computed as a straight life annuity and are based on years of credited participation and the employee's average compensation, which is comprised of salary and bonus. These benefits are not subject to any deduction for Social Security or other offset amounts. The years of credited participation for Messrs. Frissora, Donovan, McCollum, Nair and Schneider are 4, 2, 7, 15 and 6, respectively. See the Summary Compensation Table above for salary and bonus information for these individuals.

2. If Mr. Frissora completes 10 years of service in the period commencing January 1, 1999, he will be entitled to benefits commencing at age 55 of at least 40% of his average salary plus bonus determined over a three-year period.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company maintains a key executive change-in-control severance benefit plan. The purpose of the plan is to enable the Company to continue to attract, retain and motivate highly qualified employees by eliminating, to the maximum practicable extent, any concern on the part of such employees that their job security or benefit entitlements will be jeopardized by a "change-in-control" of the Company, as that term is defined in the plan. The plan is designed to achieve this purpose through the provision of severance benefits for key employees and officers whose positions are terminated following a change-in-control as provided in the plan. Under the plan, a severed executive would receive a cash payment equal to three times (1) his or her base salary plus, (2) the higher of (a) his or her average bonuses for the prior three years (or such shorter period as the executive had been employed by the Company) and
(b) his or her targeted annual bonus in effect immediately prior to the change in control. The Company expects that Messrs. Frissora, Donovan, McCollum, Nair and Schneider would have become entitled to receive payments from the Company in the amount of $3,817,200, $1,974,000, $1,686,150, $1,734,000 and $1,500,150,
respectively, had their positions been terminated on December 31, 2001 following a change-in-control, based on their salaries/target bonuses of $662,400/$610,000, $385,000/$273,000, $339,050/$223,000, $305,000/273,000 and

$339,050/$161,000, respectively, at that time. In addition, restricted shares held in the name of those individuals under restricted stock plans would have automatically reverted to the Company, and the Company would have been obliged to pay those individuals the fair market value of those restricted shares. Their performance units and stock equivalent units would also have been fully vested and paid and their stock options would have been fully vested.

     Each of the Named Executives is a party to an agreement with the Company which sets forth certain terms and conditions of his employment with the Company. Each of the employment agreements provides that, under the Company's change-in-control severance benefit plan, the relevant Named Executive's cash payment in connection with a change-in-control termination will equal three times the total of his then current base salary plus the higher of (i) his highest annual target bonus over the prior three years and (ii) his average bonuses for the prior three years (or if shorter, his period of service to the Company). Each of the employment agreements also provides that, other than in connection with a change-in-control, if the relevant Named Executive's employment is terminated by the Company other than for death, disability or nonperformance of duties, he will be paid two times the total of his then current salary and bonus for the immediately preceding year, all outstanding stock-based awards would be vested, subject to Board approval, and his stock options would remain exercisable for at least 90 days. Pursuant to the terms of his employment agreement, each of the Named Executives is guaranteed a minimum annual base salary/minimum annual target bonus as follows: Mr. Frissora, $640,000/$590,000; Mr. Donovan, $301,600/$155,000; Mr. McCollum,
$327,600/$215,000; Mr. Nair, $305,000/$273,000 and Mr. Schneider,
$327,600/$155,000.

           TENNECO AUTOMOTIVE INC. COMPENSATION/NOMINATING/GOVERNANCE
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The executive compensation philosophy, policies, plans, and programs of the Company are under the supervision of the Compensation/Nominating/Governance Committee (the "Committee"), which is composed of the directors named below, none of whom is an officer or employee of the Company. The Committee has furnished the following report on executive compensation:

COMPENSATION PHILOSOPHY

     The basic philosophy underlying the Company's executive compensation policies, plans, and programs is that executive and stockholder financial interests should be aligned as closely as possible, and the compensation package should be based on delivering pay in line with performance.

     Accordingly, the executive compensation program for the Company's Chief Executive Officer ("CEO") and the other Named Executives, as well as other executives of the Company, has been structured to:

     -- Reinforce a results-oriented management culture with executive pay that varies according to overall corporate and individual performance against operational and organizational goals.

     -- Provide executive compensation packages that attract, retain, and motivate executives of the highest qualifications and ability.

     -- Focus executives on annual and long-term business results with the overarching goal of enhancing stockholder value.

     -- De-emphasize fixed compensation and place greater emphasis on variable, performance-based and long-term compensation.

     -- Align the interests of the Company's executives and stockholders through equity-based compensation awards.

     Based on these objectives, the executive compensation program has been designed to promote appropriate levels of compensation derived from several sources: salaries; annual cash incentive awards; stock ownership opportunities; and other benefits typically offered to executives by major corporations.

     The Company's policy is to provide total compensation to its executives based on performance that is competitive and at market levels, for comparable companies, when financial and qualitative targets are met. In determining competitive compensation for each of the components of executive compensation described below, the Committee engages a nationally recognized, independent compensation consulting firm which reports directly to the Committee.

     In making its determinations, the Committee has generally reviewed compensation paid by companies that it believes to be comparable to the Company in terms of industry, total revenues and number of employees. In connection with the Spin-Off and its analysis of the Company's compensation policies as a stand-alone automotive parts supplier, the Committee also commissioned and reviewed a supplemental compensation survey prepared by its compensation consultants which focused specifically on participants in the automotive parts industry. In the Fall of 2001, the Committee, after considering market and industry conditions, the significant amount of debt left with the Company upon the Spin-Off and consultations with its compensation advisors, adopted a revised compensation comparison group. The revised group focuses on companies similar to the Company in terms of size (i.e. revenues), as well as total debt and market capitalization, and continues to include several automotive parts manufacturers. The companies selected for compensation survey purposes are not intended to be identical to the automotive industry peer group shown in the stock Performance Graph appearing elsewhere in this Proxy Statement, reflecting that individual employment determinations are often driven by factors beyond those that are industry-specific.

     Salary levels are structured based upon reputable survey data for the comparable companies. The Company's compensation plans provide that as an executive's level of responsibility increases, (i) a greater portion of his/her potential total compensation is based on performance (both individual and corporate), and a lesser portion is comprised of salary, causing greater potential variability in the individual's total compensation from year-to-year, and (ii) the mix of compensation for that executive shifts to a greater portion being derived from compensation plans where the executive's compensation level varies in accordance with the market price of the Company's common stock.

     In designing and administering the components of the executive compensation program, the Committee strives to balance short- and long-term incentive objectives and to employ prudent judgment when establishing performance criteria, evaluating performance, and determining actual incentive payments.

     Total executive compensation has two major components: (1) annual cash compensation comprised primarily of salary and bonus; and (2) long-term incentives comprised of some combination of stock options, performance-based shares and share equivalents and restricted stock. The following is a description of each of the components of the executive compensation program, along with a discussion of the decisions and action taken by the Committee with regard to 2001 compensation. There also follows a discussion regarding CEO compensation.

ANNUAL CASH COMPENSATION PROGRAM

     An executive's annual cash compensation consists of a base salary plus amounts paid in lieu of Company matching contributions to the Company's 401(k) plans (when Internal Revenue Service maximums are reached) and bonuses under the Company's Executive Incentive Compensation Plan ("EICP"). Each year, the Committee reviews with the CEO and the senior human resources executive of the Company an annual salary and bonus target plan for the Company's executives and other key management personnel (excluding the CEO), following which the Committee approves that plan with changes that the Committee deems appropriate. The salary and bonus target plan that is developed is based in part on competitive market data and on assessments of past and anticipated future performance. The Committee employs competitive market data for directional and guideline purposes in combination with corporate, divisional, and individual performance results. The Committee also reviews (with the assistance of the senior human resources executive and the nationally recognized, independent compensation consultants engaged directly by the Committee) and sets the salary and bonus target of the CEO based on similar information and criteria and the Committee's assessment of his past performance with the Company and its expectations as to his future contribution in leading the Company. For 2001, the salary and bonus target levels established for the Company's execu-tives were generally designed to be in the 50th percentile range when compared to salaries and target bonuses set by the companies in the compensation surveys reviewed by the Committee as described above.

     Annual performance goals are established under the Executive Incentive Compensation Plan at the beginning of each year for purposes of determining incentive awards for that year. The performance goals are generally developed by senior management and reviewed and approved by the Committee, with such changes as the Committee determines appropriate. At the conclusion of each year, the Committee approves incentive award payments to executives based on the degree of achievement of the goals established at the beginning of that year and on judgments of individual performance as follows: (i) 75% of an individual's bonus is tied to the Company's achievement of EVA(R)(1) objectives, and (ii) 25% of an individual's bonus is based on judgmental considerations which take into account the relative performance of the Company versus its peers in key areas such as improvements in working capital and SGA&E (selling, general and administrative expenses) as a percentage of sales, technology leadership, improvements in EBITDA (earnings before interest, income taxes, depreciation and amortization) margins, performance of the Company's stock, management retention goals, overall market and industry conditions, the degree of difficulty in meeting targets, contribution to overall corporate performance, environmental and safety performance, quality initiatives and equal employment opportunities performance.

     For 2001, Executive Incentive Compensation Plan payouts were, on average, made at 100% of the targeted bonus amount for each executive. As described above, the Company's performance against its EVA objectives accounted for 75% of each executive's bonus. The Company achieved 119% of its aggregate 2001 EVA objectives, such that 75% of each executive's bonus was paid at 119% of target. Payout of the remaining 25% of each executive's target bonus amount is discretionary and is established by the Committee based on the various subjective factors described above. Weighing these factors, the Committee determined that the 25% discretionary portion of each executive's bonus would be paid, on average, at 11% of the targeted bonus amount for 2001 (resulting in an aggregate payout, on average, of 100% of each executive's total targeted bonus amount). In making its determinations, the Committee noted that, despite substantially deteriorated market conditions, the Company performed extremely well in 2001 both against the working capital and cash flow plan it had submitted to its senior lenders in early 2001 and against its automotive industry peers in several key areas. For example, compared to a peer group of nine other automotive companies selected for this analysis, the Company was in the top third for 2001 versus 2000 performance in the areas of SGA&E and working capital as percentages of sales and EBITDA margins. In 2001, SGA&E expenses as a percentage of sales, before extraordinary charges, fell by 1 percent and working capital as a

---------------
(1) EVA is after-tax operating profit minus the annual cost of capital. EVA is a registered trademark of Stern Stewart & Co.

percentage of sales, before factoring of receivables, declined more than 4 percent. Implementation of restructuring programs reduced SGA&E by $62 million for 2001 and gross margin increased by about 1 percent from the second half of 2000 to the same period in 2001 (excluding the effects of pass-through catalytic converter sales). The Company was also awarded critical new business with aftermarket customers, including a ride control supply award from Sears. The Company's stock price, however, did not perform satisfactorily. As a result, the Committee exercised negative discretion in determining the final level of bonuses that were paid.

LONG-TERM INCENTIVES

     The Company's long-term incentive plan (the Stock Ownership Plan) is designed to align a significant portion of executive compensation with stockholder interests. This plan permitted the granting of a variety of long-term awards including stock options, restricted stock, stock equivalent units and performance units. This plan expired in December 2001, and the Company is seeking stockholder approval for a new long-term incentive plan (see Item 2).

     Long-term awards are based on an analysis of competitive levels of similar awards and an assessment of individual performance. As an individual's level of responsibility increases, a greater portion of variable performance-related compensation will be in the form of long-term awards.

     In connection with the Spin-Off, the Committee reviewed the long-term incentives awarded to executives of the ongoing automotive operations in light of the foregoing principles and the independent compensation survey described above. The Committee implemented a long-term compensation program for the Company's executives that is comprised of (1) stock options which generally vest over three years, (2) awards of restricted stock which vest over three years,
(3) cash-settled stock equivalent units which are payable annually based on the achievement of EVA targets and (4) stock-settled performance units which are generally payable at the end of three years based on the achievement of EVA targets. The Committee has historically granted long-term awards to the Company's executives that were designed to place them in the 75th percentile range when compared to the value of similar awards granted by peer companies to their executives. In 2001, however, the Committee revised its approach so that long-term awards are designed to place the Company's executives in the 50th percentile range when compared to the peer company awards.

     In 2001, the Committee approved awards of stock options, stock equivalent units and performance units to the Named Executives as reflected in the Summary Compensation Table, as well as grants of these types of awards to certain other Company executives. The Committee made its determinations consistent with the philosophy described above, specifically noting the importance of equity incentives to the Company's ability to retain key management in light of the difficult automotive industry conditions and specific challenges facing the Company. The Committee also noted the Company's significant operational achievements during 2001, which were made despite a decline in the build rate for new vehicles of over 10% and the fact that replacement rates for automotive parts remained below historical levels. The Committee structured its awards to provide additional incentive for further operational achievements in 2002, consistent with the philosophy described above.

     For 2001, the annually scheduled cash payout under the stock equivalent unit awards described above was made. Based on the Company's achievement of EVA targets established for 2001, award holders earned 119% of their targeted number of units for 2001. The cash payouts were equal to the number of units earned multiplied by the market price of the Company's common stock at the time of payment ($2.34).

CEO COMPENSATION

     For 2001, Mr. Frissora's base salary and bonus target were set at $662,400 and $610,000, respectively, to reflect his key leadership role in transitioning Tenneco Automotive into a stand-alone public company during 2000. His 2001 base salary represented a 3.5% increase over his 2000 base salary, which percentage salary increase was applied generally to all Company executives. The Committee approved for 2001 an annual incentive award of $610,000, or 100% of target, for Mr. Frissora. The amount of Mr. Frissora's incentive award was based on the same factors as described above with respect to the 2001 bonuses paid to the Company's other executives, including his overall performance as CEO and the interplay of the Company's achievement of its EVA goals with the Company's stock price performance. Mr. Frissora's 2001 base salary and bonus target were moderately below the 50th percentile of base salaries and target bonuses set for chief executive officers of the comparable companies surveyed. In 2001, in recognition of the Company's substantial operational improvements described above and a desire to provide incentives for further achievements in 2002, the Committee awarded stock options and stock equivalent units to Mr. Frissora as reflected under "Executive Compensation." In addition, his previous stock equivalent unit award was paid for 2001 as described above for the Company's other executives.

TAX LIMITATIONS ON THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a publicly traded corporation may deduct for compensation paid to the CEO or a Named Executive who is employed on the last day of the year; provided, however, non-discretionary "performance based compensation" is excluded from this $1 million limitation.

     The Committee has reviewed section 162(m) and its related regulations and feels that the Company's current compensation program and policies are appropriate. The Committee structures the Company's compensation programs to support organizational goals and priorities and stockholder interests. The Committee seeks to preserve the tax deductibility of executive compensation to the extent practicable and consistent with this philosophy. Because the

Committee retains certain discretion under the EICP to account for individual performance in making bonus awards, amounts payable to the designated officers under the EICP may not be fully deductible where the section 162 (m) $1 million deduction limitation is otherwise reached. The Committee believes this ability to exercise discretion, considered with the fact that the 2001 salary and bonus paid to the Company's most highly compensated executive only slightly exceeded $1 million, is in the best interests of the Company and its stockholders. The stock equivalent unit, performance unit and stock option awards made under the Stock Ownership Plan, however, are generally designed to incorporate the applicable requirements for "performance-based compensation" for purposes of section 162(m).

       Compensation / Nominating / Governance Committee

             Roger B. Porter -- Chairman
            Frank Macher
            Sir David Plastow
            David B. Price

                               PERFORMANCE GRAPH

     The performance graph presented below provides the cumulative total stockholder return for Tenneco Automotive Inc. after the Spin-Off of Pactiv Corporation, reflecting continuing operations. The Spin-Off of Pactiv Corporation changed the Company in terms of revenue size and market capitalization, and also represented the final step in the Company's transition from a diversified holding company to a product- and market-focused company in the automotive parts industry. The performance graph compares the cumulative total stockholder return on the Company's common stock from November 5, 1999 (the first trading day after the Spin-Off) through December 31, 2001 with the Standard & Poor's 500 Stock Index and a peer group of companies chosen by the Company (the "Peer Group"). The companies comprising the Peer Group represent other participants in the automotive industry. The performance graph assumes an investment of $100 in each of the Company's common stock, the Standard & Poor's 500 Stock Index and the Peer Group index at the beginning of the period described. The performance graph is not intended to be indicative of future stock performance.

                            CUMULATIVE TOTAL RETURN
                    BASED UPON AN INITIAL INVESTMENT OF $100
                 ON NOVEMBER 5, 1999 WITH DIVIDENDS REINVESTED

[PERFORMANCE GRAPH]

                                     5-Nov-99   31-Dec-99     31-Dec-00     31-Dec-01
  Tenneco Automotive Inc.              $100       $115           $38           $26
  S&P 500                              $100       $107           $98           $86
  Peer Group (11 Stocks)               $100       $102           $66           $92

-------------------------
1. Cumulative total stockholder return is based on share price appreciation plus the reinvestment of dividends.

2. Cumulative total stockholder return for the Peer Group is based on the market capitalization weighted cumulative total stockholder return of the companies comprising the Peer Group. The Peer Group is comprised of the following companies: Arvin Industries Inc. (through the second quarter of 2000, when it merged with Meritor Automotive), ArvinMeritor, Inc. (formerly known as Meritor Automotive Inc.), Borg Warner, Inc., Cummins Engine Company, Inc., Dana Corporation, Delphi Automotive Systems Corporation, Federal-Mogul Corporation, Lear Corporation, Magna International Inc., Simpson Industries, Inc. (through the third quarter of 2000, when it merged with MasoTech, Inc.), and Tower Automotive, Inc.

                 TENNECO AUTOMOTIVE INC. AUDIT COMMITTEE REPORT

GENERAL

     The Audit Committee is comprised of three directors and operates under a written charter for the Audit Committee. All of the members of the Audit Committee meet the definition of "independent" for purposes of the New York Stock Exchange listing standards (the "Listing Standards") except for Mr. Stecko, the Chairman of the Audit Committee, who does not meet such definition as of the date of this Proxy Statement. Mr. Stecko was employed by the Company or one of its subsidiaries from 1993 to April 1999, when he resigned to become Chief Executive Officer of Packaging Corporation of America. In accordance with the Listing Standards, the Board of Directors has determined that it is in the best interests of the Company that Mr. Stecko continues to serve on the Audit Committee even though he was employed by the Company within the last three years. This determination was based on, among other things, the Board's belief that Mr. Stecko's familiarity with the Company, both before and after the Spin-Off, is of unique value in assuring continuity in the functioning of the Audit Committee. In addition, shortly after the date of this Proxy Statement, the three-year anniversary of Mr. Stecko's resignation from the Company will have passed and at that time he will meet the Listing Standards' definition of independent.

REPORT

     The Audit Committee has furnished the following report:

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2001 with the Company's management. In addition, the Audit Committee has discussed with Arthur Andersen LLP, the Company's independent auditors ("Andersen"), the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees."

     The Audit Committee has also received the written disclosures and the letter from Andersen required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with Andersen its independence from the Company and its management.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

        Audit Committee

               Paul T. Stecko -- Chairman
               M. Kathryn Eickhoff
               Dennis G. Severance

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has acted as independent public accountants for the Company and its automotive operations for the last 35 years. Upon recommendation of the Audit Committee, the Board of Directors had appointed Arthur Andersen LLP as independent public accountants for the Company to examine its consolidated financial statements for the year ending December 31, 2002. However, in light of the recent, well-publicized events involving Arthur Andersen LLP and its relationship with Enron Corp., the Audit Committee and the Board of Directors have determined that it would be desirable to reconsider the Company's engagement of Arthur Andersen LLP. Accordingly, the Board of Directors has determined not to request that the stockholders ratify the appointment of the Company's independent public accountants at this time.

     The Board of Directors and Audit Committee are closely reviewing and monitoring Arthur Andersen LLP, its qualifications as independent auditors for the Company and its continued ability to provide high-quality, professional services to the Company in the fields of accounting and auditing. Additionally, the Company is currently in the process of having meetings with and obtaining proposals from the other major accounting firms. If, based on their ongoing review and assessment of the situation, the Board of Directors and Audit Committee determine that a change in independent public accountants would be in the best interests of the Company and its stockholders, they will direct the appointment of a different independent accounting firm for 2002.

     Stockholder ratification of the Company's independent accountants is not required by the Company's by-laws or the applicable laws of the State of Delaware (the Company's State of incorporation). Nonetheless, the Company has historically sought such ratification from its stockholders, and intends to seek ratification of the Company's independent accountants for the fiscal year ending December 31, 2003 at the 2003 annual meeting of stockholders.

     The Company has been advised that representatives of Arthur Andersen LLP will be at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed for professional services rendered by Arthur Andersen LLP in connection with the audit and review of the Company's 2001 financial statements was $1,886,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were billed for professional services rendered by Arthur Andersen LLP in connection with financial information systems design and implementation for 2001.

ALL OTHER FEES

     The aggregate of all fees billed for professional services, other than those described above, rendered during 2001 by Arthur Andersen LLP was $4,392,000. These services included tax services ($2,172,000), benefit plan audits ($257,000) and extended audit services through internal audit cosourcing ($1,206,000).

     The Audit Committee has considered whether the services rendered by the Company's independent public accountants with respect to the foregoing fees are comparable with maintaining their independence. Arthur Andersen LLP recently made a commitment to discontinue (subject to an eighteen month transition period) providing public U.S. audit clients with internal audit services. In connection with its review and analysis as described above, the Company is working on a transition plan to address this issue by December 31, 2002.

       APPROVAL OF TENNECO AUTOMOTIVE INC. 2002 LONG-TERM INCENTIVE PLAN
                                    (ITEM 2)

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL
                      OF THE 2002 LONG-TERM INCENTIVE PLAN

BACKGROUND AND PURPOSE

     The Company's Board of Directors has established, subject to stockholder approval at the Annual Meeting, the Tenneco Automotive Inc. 2002 Long-Term Incentive Plan (the "Plan"). The purposes of the Plan are to: (i) promote the long-term success of the Company and its subsidiaries; (ii) attract and retain persons eligible to participate in the Plan; (iii) motivate participants in the Plan, by means of appropriate incentives, to achieve long-range goals; (iv) provide incentive compensation opportunities that are competitive with those of other similar companies; (v) further identify participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock; and (vi) thereby promote the long-term financial interest of the Company and its subsidiaries, including the growth in value of the Company's equity and enhancement of long-term stockholder return. A copy of the full text of the Plan is attached to this Proxy Statement as Exhibit A and is incorporated herein by reference.

     The Company's former equity incentive plan, the Tenneco Automotive Inc. Stock Ownership Plan, expired on December 31, 2001. The Board of Directors wishes to ensure the Company's continued ability to offer equity-based incentives to employees, consultants and other persons providing services to the Company or its subsidiaries. The Board of Directors believes this type of compensation is critical to its ability to attract and retain highly qualified individuals and otherwise attain the goals described above. Therefore, on March 12, 2002, the Board of Directors adopted the Plan and hereby submits it to the Company's stockholders for their approval at the Annual Meeting.

     Stockholder approval of the Plan is required (i) for purposes of compliance with certain exclusions from the limitations of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) in order for certain awards that may be granted under the Plan to qualify as incentive stock options under section 422 of the Code, and (iii) by the rules of the New York Stock Exchange. The affirmative vote of holders of a majority of the Company's common stock present at the Annual Meeting and entitled to vote is required to approve the Plan.

     The effective date of the Plan is March 12, 2002 (the "Effective Date"), subject to stockholder approval at the Annual Meeting. The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for awards granted pursuant to commitments entered into prior to such ten-year anniversary).

     The following is a summary of the principal features of the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan. Stockholders are urged to read the actual text of the Plan in its entirety.

ADMINISTRATION OF THE PLAN; PARTICIPATION

     The authority to control and manage the operation and administration of the Plan will be generally vested in a committee of the Company's Board of Directors (the "Committee"), which shall be selected by the Board and consist of two or more members of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. The Company's current Compensation/Nominating/Governance Committee will be the initial "Committee" for purposes of the Plan.

     Subject to the terms of the Plan, the Committee will determine from among the Eligible Individuals (as defined below) who will receive awards under the Plan ("Awards"), the number of shares of common stock subject thereto and the exercise price and other terms thereof. The persons eligible to receive Awards under the Plan will be employees of the Company or its subsidiaries, consultants and other persons providing services to the Company or its subsidiaries and members of the Board of Directors (the "Eligible Individuals"), except that only employees will be eligible to receive incentive stock option Awards under the Plan. As of March 22, 2002, there were approximately 20,200 persons who would be considered Eligible Individuals for purposes of the Plan. The consideration to be received by the Company for the granting of Awards under the Plan will be service to the Company or its subsidiaries.

AVAILABLE SHARES AND SHARE INFORMATION

     A maximum of 2,000,000 shares of common stock (subject to adjustment as described in the Plan) may be delivered under the Plan. In addition, the maximum number of shares that may be delivered under the Plan in respect of "Full Value Awards" is 500,000 shares of common stock (subject to adjustment as described in the Plan). For the purposes of the Plan, "Full Value Awards" are Bonus Stock, Stock Equivalent Units, Performance Units, Restricted Stock and Restricted Stock Units (each as defined below).

     The Company had an aggregate of 40,046,379 shares of common stock outstanding as of March 22, 2002. The shares of common stock with respect to which Awards may be made under the Plan will be shares of common stock currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares of common stock purchased in the open market or in private transac-tions. The closing price per share of common stock on March 22, 2002, as reported by the New York Stock Exchange, was $3.84.

CERTAIN TERMS AND CONDITIONS OF AWARDS

     An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall prescribe. The terms and conditions of any Award to a participant shall be reflected in such form of written document, if any, as is determined by the Committee. A copy of such document shall be provided to the participant, and the Committee may, but need not, require that the participant sign a copy of such document.

     Awards may be granted under the Plan as any of the following: Options; SARs; Bonus Stock Awards; Stock Equivalent Unit Awards; Restricted Stock Awards; Restricted Stock Unit Awards; and Performance Unit Awards (each as defined below).

     The grant of an "Option" will entitle the participant to purchase shares of common stock at an exercise price (the "Exercise Price") established by the Committee. An Option may be either an incentive stock option (an "ISO") or a non-qualified stock option (an "NQO"), as determined in the discretion of the Committee. An ISO is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An NQO is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

     A stock appreciation right (a "SAR") will entitle the participant to receive, in cash or shares of common stock, value equal to (or otherwise based on) the excess of (i) the Fair Market Value (as defined below) of a specified number of shares of common stock at the time of exercise, over (ii) an Exercise Price established by the Committee.

     No Option or SAR may be granted with a term that extends beyond the tenth anniversary of the grant date.

     The "Exercise Price" of each Option and SAR granted shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that no Exercise Price shall be less than 100% of the Fair Market Value of a share of common stock on the date of grant (or, if greater, the par value of a share of common stock). For purposes of determining the "Fair Market Value" of a share of common stock as of any date, the following rules shall apply: (i) if the principal market for the shares of common stock is a national securities exchange or the NASDAQ securities market, then the "Fair Market Value" as of that date shall be the average of the highest and lowest sales prices of a share of common stock on that date (or, if such day is not a business day, the next preceding business day) on the principal exchange or market on which the shares of common stock are then listed or admitted to trading; (ii) if the shares of common stock are not listed on a national securities exchange and the shares of common stock are not quoted on the

NASDAQ securities market, then the "Fair Market Value" as of that date shall be the average of the highest and lowest prices of a share of common stock on that date (or, if such day is not a business day, the next preceding business day) as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service; and (iii) if neither clause (i) nor (ii) is applicable, then the Fair Market Value of the shares of common stock shall be determined in good faith by the Committee.

     A "Bonus Stock" Award is a grant of shares of common stock in return for previously performed services, or in return for the participant surrendering other compensation that may be due to such participant from the Company or its subsidiaries.

     A "Stock Equivalent Unit" Award is a grant of a right to receive cash in an amount equal to the value of a specified number of shares of common stock, in the future, which may be (but need not be) contingent on the achievement of performance or other objectives, including without limitation continued service, during a specified period.

     A "Performance Unit" Award is a grant of a right to receive a specified number of shares, or dollar value amount of shares, of common stock, in the future, which is contingent on the achievement of performance or other objectives, including without limitation continued service, during a specified period.

     A "Restricted Stock" Award is a grant of shares of common stock, and a "Restricted Stock Unit" Award is a grant of a right to receive a specified number of shares of common stock, or cash in an amount equal to the value of a specified number of shares of common stock, in the future, with such shares of common stock or right to future delivery of such shares of common stock or payment of cash subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the participant, or achievement of performance or other objectives, as determined by the Committee.

     The payment of the Exercise Price of an Option granted under the Plan shall be subject to the following: (a) subject to clauses (b) and (c) below, the full Exercise Price for shares of common stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in clause (c) below, payment may be made as soon as practicable after the exercise); (b) the Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares of common stock or by attestation, shares of the Company's common stock owned for at least six months or acquired on the open market, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee; and (c) the Committee may permit a participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of common stock (or a sufficient portion of the shares of common stock) acquired upon exercise of the

Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

     In the discretion of the Committee, a participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a participant. Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or its subsidiaries.

     An Award (including without limitation an Option or SAR Award) may provide the participant with the right to receive dividend payments, dividend equivalent payments or dividend equivalent units with respect to shares of common stock subject to the Award.

     The obligation to make payments and distributions with respect to Awards of Stock Equivalent Units, Performance Units, or Restricted Stock Units may be satisfied through cash payments, the delivery of shares of common stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Satisfaction of any obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

     If the Exercise Price of any Option granted under the Plan is satisfied by tendering shares of common stock to the Company (by either actual delivery or by attestation), only the number of shares of common stock issued net of the shares of common stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of common stock available for delivery under the Plan. To the extent any shares of common stock covered by an Award are not delivered because the Award is forfeited or canceled, or the Award is settled in cash or the shares are used to satisfy the applicable tax withholding obligation, such shares of common stock shall not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the Plan or, if applicable, as Full Value Awards.

     All distributions under the Plan shall be subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations.

TRANSFERABILITY

     Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution.

CERTAIN ADJUSTMENTS

     In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust the terms of the Plan and Awards to preserve the benefits or potential benefits of the Plan or the Awards. Action by the Committee with respect to the Plan or Awards may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

AMENDMENT OR TERMINATION

     The Board may, at any time, amend or terminate the Plan, and may amend any award agreement under the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board. Notwithstanding the foregoing, (i) without the prior approval of the Company's stockholders, Options issued under the Plan will not be repriced, replaced or regranted through cancellation, or by lowering the exercise price of a previously granted Option, and (ii) no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law, regulation or stock exchange rule.

CERTAIN LIMITATIONS ON AWARDS AND RELATED MATTERS

     The aggregate number of shares of common stock underlying Options and SARs granted to any one individual under the Plan may not exceed 350,000 (subject to adjustments as described in the Plan) in any one calendar year period. If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a share of common stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of common stock shall be counted as covering only one share of common stock for purposes of applying the limitation in the preceding sentence.

     The Committee may designate whether any Award being granted to any participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" will be conditioned on the achievement of one or more Performance Measures (as defined in the Plan), to the extent required by Code section 162(m). The Performance Measures that may be used by the Committee for such Awards include, among others, earnings, operating income, expense performance, margins, working capital targets, cash flow performance and EVA(R) (a registered trademark of Stern Stewart & Co.).

     For Bonus Stock Awards, Stock Equivalent Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Unit Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than 200,000 shares of common stock and, if such Awards are denominated in cash value, no more than $800,000, may be subject to such Awards granted to any one individual during any one calendar year.

CHANGE OF CONTROL

     Upon the occurrence of a change in control of the Company (as defined in the Plan), unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchange, or unless the Committee shall otherwise provide in any award agreement: (a) Options and SARs will become immediately vested and exercisable and will remain exercisable for the lesser of 36 months following such change in control or the remaining maximum term of such Award; (b) any restriction imposed on Restricted Stock or Restricted Stock Units will lapse and each participant holding any such Award will be entitled to be paid in cash, within 30 days after the change in control, the total of the fair market value, determined as of immediately prior to such change in control, of any such Award held; and (c) the target payout opportunities attainable under all Bonus Stock, Stock Equivalent Unit and Performance Unit Awards will be deemed to have been fully earned as of the effective date of the change in control (based on an assumed achievement of all relevant targeted performance goals over any applicable performance period(s)) and each participant holding any such Award will be entitled to be paid in cash, within 30 days after the change in control, the total of the fair market value, determined as of immediately prior to such change in control, of any such Award held.

NEW PLAN BENEFITS

     Because grants under the Plan are discretionary, it is not possible to determine or estimate the benefits or amounts that will be received in the future by any Eligible Individual under the Plan, except that, as described above under "Election of Directors -- Compensation of Directors," it is anticipated that (i) M. Kathryn Eickhoff, a current director of the Company, will receive $15,400 of Restricted Stock annually under the Plan in respect of certain residual obligations under the Company's former directors' retirement plan, and (ii) the portion of Outside Directors' annual fees payable in stock will be awarded under the Plan.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS OF OPTIONS

     The federal income tax discussion set forth below is included for general information only. Eligible Individuals are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state and local income and other tax laws.

     No income results to the holder of an ISO upon the grant thereof or issuance of shares upon exercise thereof. The amount realized on the sale or taxable exchange of the shares received upon exercise of the ISO in excess of the Exercise Price will be considered a capital gain, except that, if a sale, taxable exchange or other disposition occurs within one year after exercise of the ISO or two years after the grant of the ISO (generally considered to be a "disqualifying disposition"), the participant will realize compensation, for federal income tax purposes, on the amount by which the lesser of the Fair Market Value on the date of exercise, or the amount realized on the sale of the shares, exceeds the Exercise Price. Any appreciation on the shares between the exercise date and the disposition will be taxed to the participant as capital gain. The difference between the Exercise Price and the Fair Market Value of the shares acquired at the time of exercise is a tax preference item for the purpose of calculating the alternative minimum tax on individuals under the Code. This preference amount will not be included again in alternative minimum taxable income in the year the taxpayer disposes of the stock.

     No compensation will be realized by a participant holding a NQO at the time it is granted. Upon the exercise of a NQO, a participant will realize compensation for federal income tax purposes on the difference between the Exercise Price and the Fair Market Value of the shares acquired at the time of exercise.

     If the participant exercises a NQO by surrendering previously owned shares of common stock, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these Options is added to the basis of the shares received. If the exercised Option is an ISO and the shares surrendered were acquired through the exercise of an ISO and have not been held for the applicable holding period, the participant will recognize income on such exchange, and the basis of the shares received will be equal to the Fair Market Value of the shares surrendered. If the applicable holding period has been met on the date of exercise of such an ISO, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

     The Company recognizes no deduction at the time of grant or exercise of an ISO and recognizes no deduction at the time of grant of a NQO. The Company will recognize a deduction at the time of exercise of a NQO in an amount equal to the difference between the Exercise Price and the Fair Market Value of the shares on the date of exercise. The Company also will recognize a deduction to the extent the participant recognizes income upon a disqualifying disposition of shares underlying an ISO.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters that may properly come before the Annual Meeting. However, should any such matters come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy card to vote all Proxies (unless otherwise directed by stockholders) in accordance with their judgment on such matters.

                       SOLICITATION OF PROXIES AND VOTING

     Stockholders may specify their choices by marking the appropriate boxes on the enclosed Proxy card. Alternatively, in lieu of returning signed Proxy cards, stockholders can submit a Proxy over the Internet or by calling a specially designated telephone number which appears on the Proxy cards. These Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to provide their voting instructions and confirm the proper recording of those instructions. Specific instructions for stockholders who wish to use the Internet or telephone voting procedures are set forth on the enclosed Proxy card.

     All properly completed, unrevoked Proxies, which are received prior to the close of voting at the Annual Meeting, will be voted in accordance with the specifications made. If a properly executed, unrevoked written Proxy card does not specifically direct the voting of shares covered, the Proxy will be voted
(i) FOR the election of all nominees for election as director described in this Proxy Statement, (ii) FOR approval of the Tenneco Automotive Inc. 2002 Long-Term Incentive Plan, and (iii) in accordance with the judgment of the persons named in the Proxy as to such other matters as may properly come before the Annual Meeting.

     A Proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later-dated proxy (including a later-dated Proxy via the Internet or telephone), giving timely written notice of such revocation to the Secretary of the Company or by attending the Annual Meeting and voting in person.

     The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed Proxy or if you appear at the Annual Meeting to vote in person, your shares of common stock will be considered part of the quorum. Directions to withhold authority to vote for any director, abstentions and broker non-votes (described below) will be counted to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed.

     The cost of solicitation of Proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers, and employees, personally or by telephone, telecopy or telegram. Proxy cards and material also will be distributed to beneficial owners of stock through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for their charges and expenses. Georgeson Shareholder Communications Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $25,000.

                   EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

     Directions to withhold authority, abstentions and "broker non-votes" (which occur when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) will be counted in determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

     Assuming the presence of a quorum, the affirmative vote of (1) a plurality of the votes cast at the Annual Meeting (in person or by proxy) is required for the election of directors, and (2) holders of a majority of the common stock present at the Annual Meeting (in person or by proxy) and entitled to vote is required to approve the Tenneco Automotive Inc. 2002 Long-Term Incentive Plan.

     Because the election of directors is determined on the basis of a plurality of the votes cast, directions to withhold authority have no effect on the election of directors. Because the vote standard for the approval of the 2002 Long-Term Incentive Plan is a majority of shares present and entitled to vote, abstentions have the effect of a vote against and broker non-votes would have no effect on the proposal.

                           INCORPORATION BY REFERENCE

     To the extent that this Proxy Statement is incorporated by reference in any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled "Executive Compensation -- Tenneco Automotive Inc. Compensation/Nominating/Governance Committee Report on Executive Compensation," "Performance Graph," and "Tenneco Automotive Inc. Audit Committee Report" will not be deemed to be incorporated, unless specifically provided otherwise in such filing.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS -- INCLUSION IN COMPANY PROXY STATEMENT

     For a stockholder proposal to be considered by the Company for inclusion in the Company's proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 2003, the proposal must be received by the Company by December 6, 2002.

OTHER STOCKHOLDERS PROPOSALS -- DISCRETIONARY VOTING AUTHORITY AND BY-LAWS

     With respect to stockholder proposals not included in the Company's proxy statement and form of proxy, the Company may utilize discretionary authority conferred by proxy in voting on any such proposals if, among other situations, the stockholder does not give timely notice of the matter to the Company by the date determined under the Company's By-laws for the submission of business by stockholders. This notice requirement and deadline are independent of the notice requirement and deadline described above for a stockholder proposal to be considered for inclusion in the Company's proxy statement. The Company's By-laws state that, to be timely, notice and certain related information must be received at the principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. However, in the event that the date of the annual meeting is more than thirty days before or more than seventy days after the anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Therefore, to be timely under the Company's By-laws, a proposal for the 2003 annual meeting not included by or at the direction of the Board must be received not earlier than January 14, 2003, nor later than February 13, 2003.

                                             KARL A. STEWART
                                                  Secretary
                            ------------------------

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO TIMOTHY R. DONOVAN, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND MANAGING DIRECTOR-INTERNATIONAL, 500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS 60045.

                                                                       EXHIBIT A

                            TENNECO AUTOMOTIVE INC.
                         2002 LONG-TERM INCENTIVE PLAN

                                   ARTICLE 1

                                    GENERAL

     1.1. Purpose. The Tenneco Automotive Inc. 2002 Long-Term Incentive Plan (the "Plan") has been established by Tenneco Automotive Inc. (the "Company") to:
(i) promote the long-term success of the Company and its Subsidiaries (as defined herein); (ii) attract and retain persons eligible to participate in the Plan; (iii) motivate Participants (as defined herein), by means of appropriate incentives, to achieve long-range goals; (iv) provide incentive compensation opportunities that are competitive with those of other similar companies; (v) further identify Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock; and (vi) thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

     1.2. Participation. Subject to the terms and conditions of the Plan, the Committee (as defined herein) shall determine and designate, from time to time, from among the Eligible Individuals (as defined herein), including without limitation transferees of Eligible Individuals to the extent the transfer is permitted by the Plan and the applicable Award Agreement (as defined herein), those persons who will be granted one or more Awards (as defined herein) under the Plan, and thereby become "Participants" in the Plan.

     1.3. Operation and Administration. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Article 5 (relating to operation and administration).

                                   ARTICLE 2

                             CERTAIN DEFINED TERMS

     As used in this Plan, the following terms shall have the meanings set forth or referenced below. In addition, other terms may be defined in the other Articles and Sections of this Plan, and, unless the context otherwise requires, shall have the specified meanings throughout the Plan:

          (a) Award. The term "Award" means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Bonus Stock Awards, Stock Equivalent Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Unit Awards.

          (b) Board. The term "Board" means the Board of Directors of the Company.

          (c) Change in Control. The term "Change in Control" shall mean any of the following events (but no event other than one of the following events):

             (i) any person, alone or together with any of its affiliates or associates, becoming the beneficial owner, directly or indirectly, of securities of the Company representing (A) fifteen percent (15%) or more of either the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities having general voting rights, and a majority of the Incumbent Board does not approve the acquisition before the acquisition occurs, or (B) forty percent (40%) or more of either the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities having general voting rights; provided, however, that, notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to this subparagraph (i) solely because the requisite percentage of either the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities having general voting rights is acquired by one or more employee benefits plans maintained by the Tenneco Companies; or

             (ii) members of the Incumbent Board ceasing to constitute a majority of the Board; or

             (iii) the consummation of any plan of merger, consolidation, share exchange or combination between the Company and any person, including without limitation becoming a subsidiary of any other person, without members of the Incumbent Board, as constituted immediately prior to the merger, consolidation, share exchange or combination, constituting a majority of the board of directors of (A) the surviving or successor corporation of such transaction, or (B) if the surviving or successor corporation of such transaction is a majority-owned subsidiary of another corporation or corporations, the ultimate parent company of the surviving or successor corporation; or

             (iv) the consummation of any sale, exchange or other disposition of all or substantially all of the Company's assets without members of the Incumbent Board immediately prior to any such sale, exchange or disposition of all or substantially all of the Company's assets constituting a majority of the board of directors of (A) the corporation which holds such assets after such disposition, or (B) if such corporation is a majority-owned subsidiary of another corporation or corporations, the ultimate parent company of the corporation which holds such assets after such disposition; provided, however, that the Board may determine conclusively that any transaction does not constitute a sale, exchange or other disposition of substantially all of the Company's assets; or

             (v) if any person, alone or together with any of its affiliates or associates, elects or has elected during any period not exceeding 24 months, at least 25% of the members of the Board, without the approval of the Incumbent Board, and such members are comprised of persons not serving as members of the Board immediately prior to the formation of such group or the first solicitation of proxies by such person; or

             (vi) the Company's stockholders approving a plan of complete liquidation or dissolution of the Company.

          (d) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

          (e) Common Stock. The term "Common Stock" means the Company's common stock, par value $.01 per share.

          (f) Covered Employee. The term "Covered Employee" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is a "covered employee," as defined in Code section 162(m) and the regulations promulgated under Code section 162(m).

          (g) Effective Date. The term "Effective Date" has the meaning set forth in Section 5.1.

          (h) Eligible Individual. For purposes of the Plan, the term "Eligible Individual" means any employee of the Company or a Subsidiary, any consultant or other person providing services to the Company or a Subsidiary and any member of the Board; provided, however, that an incentive stock option may only be granted to an employee of the Company or a Subsidiary.

          (i) Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Common Stock as of any date, the following rules shall apply:

             (i) If the principal market for the shares of Common Stock is a national securities exchange or the NASDAQ securities market, then the "Fair Market Value" as of that date shall be the average of the highest and lowest sales prices of a share of Common Stock on that date (or, if such day is not a business day, the next preceding business day) on the principal exchange or market on which the shares of Common Stock are then listed or admitted to trading.

             (ii) If the shares of Common Stock are not listed on a national securities exchange and the shares of Common Stock are not quoted on the NASDAQ securities market, then the "Fair Market Value" as of that date shall be the average of the highest and lowest prices of a share of Common Stock on that date (or, if such day is not a business day, the next preceding business day) as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

             (iii) If subparagraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the shares of Common Stock shall be determined in good faith by the Committee.

          (j) Incumbent Board. The "Incumbent Board" shall consist of the following persons:

             (i) the members of the Board as of the Effective Date, to the extent they continue to serve as members of the Board; and

             (ii) any individual who becomes a member of the Board after the Effective Date, if his or her election or nomination for election as a director is approved by a vote of at least three-quarters of the then Incumbent Board, other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company.

          (k) Participants. The term "Participants" has the meaning set forth in
     Section 1.2.

          (l) Performance Measure. The term "Performance Measure" means any of the following: (1) net earnings; (2) earnings per share; (3) net sales growth; (4) net income (before or after taxes); (5) net operating profit;
     (6) return measures (including, but not limited to, return on assets, capital, equity or sales); (7) cash flow (including, but not limited to, operating cash flow and free cash flow); (8) cash flow return on investments, which equals net cash flows divided by owner's equity; (9) earnings before or after taxes, interest, depreciation and/or amortization;
     (10) internal rate of return or increase in net present value; (11) dividend payments to parent; (12) gross margins; (13) gross margins minus expenses; (14) operating margin; (15) share price (including, but no limited to, growth measures and total stockholder return); (16) expense targets; (17) working capital targets relating to inventory and/or accounts receivable; (18) planning accuracy (as measured by comparing planned results to actual results); (19) comparisons to various stock market indices; (20) comparisons to the performance of other companies;
     (21)technological achievement; (22) customer counts; (23) customer satisfaction, quality management or customer service performance; and (24) EVA(R). For purposes of this Plan, "EVA" means the positive or negative value determined by net operating profits after taxes over a charge for capital, or any other financial measure, as determined by the Committee in its sole discretion. (EVA is a registered trademark of Stern Stewart & Co.)

          (m) Subsidiary. The term "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

          (n) Tenneco Companies. The term "Tenneco Companies" means the Company and any Subsidiary of which a majority of the voting common stock or capital stock is owned directly or indirectly by the Company.

                                   ARTICLE 3

                                OPTIONS AND SARS

     3.1. Certain Definitions.

          (a) The grant of an "Option" entitles the Participant to purchase shares of Common Stock at an Exercise Price (as defined herein) established by the Committee. Any Option granted under this Article 3 may be either an incentive stock option (an "ISO") or a non-qualified stock option (an "NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

          (b) A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or shares of Common Stock (as determined in accordance with Section 5.2), value equal to (or otherwise based on) the excess of:
     (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

     3.2. Exercise Price. The "Exercise Price" of each Option and SAR granted under this Article 3 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or, if greater, the par value of a share of Common Stock).

     3.3. Exercise. An Option and an SAR granted under this Article 3 shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; provided, however, that no Option or SAR shall be exercisable after the tenth anniversary of the date as of which such Award was granted.

     3.4. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Article 3 shall be subject to the following:

          (a) Subject to the following provisions of this Section 3.4, the full Exercise Price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in
     Section 3.4(c), payment may be made as soon as practicable after the exercise).

          (b) The Exercise Price shall be payable to the Company in full either:
     (i) in cash or its equivalent, (ii) by tendering (either by actual delivery or attestation) previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (provided that the shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Exercise Price or must have been purchased on the open market), (iii) by a combination of (i) and (ii), or (iv) by any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement.

          (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares of Common Stock) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

     3.5. Settlement of Award. Settlement of Options and SARs is subject to the provisions of Section 5.7.

                                   ARTICLE 4

                           OTHER STOCK-RELATED AWARDS

     4.1. Certain Definitions.

          (a) A "Bonus Stock" Award is a grant of shares of Common Stock in return for previously performed services, or in return for the Participant surrendering other compensation that may be due to such Participant from the Company or a Subsidiary.

          (b) A "Stock Equivalent Unit" Award is a grant of a right to receive cash in an amount equal to the value of a specified number of shares of Common Stock, in the future, which may be contingent on the achievement of performance or other objectives, including without limitation continued service, during a specified period.

          (c) A "Performance Unit" Award is a grant of a right to receive a specified number of shares, or dollar amount of shares, of Common Stock, in the future, which is contingent on the achievement of performance or other objectives, including without limitation continued service, during a specified period.

          (d) A "Restricted Stock" Award is a grant of shares of Common Stock, and a "Restricted Stock Unit" Award is a grant of a right to receive a specified number of shares of Common Stock, or cash in an amount equal to the value of a specified number of shares of Common Stock, in the future, with such shares of Common Stock or right to future delivery of such shares of Common Stock or payment of cash subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

     4.2. Restrictions on Awards. Each Bonus Stock Award, Stock Equivalent Unit Award, Restricted Stock Award, Restricted Stock Unit Award and Performance Unit Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). For Awards under this Section 4.2 intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m). Any Performance Measure(s) may be used to measure the performance of the Company as a whole or any business unit or Subsidiary of the Company or any combination thereof, as the Committee may deem appropriate, or any such performance as compared to the performance of a group of comparator companies, or any published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Award made under this Article 4 based on the achievement of performance goals pursuant to the Performance Measures specified herein. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results,
(d) accruals for reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees intended to qualify as "performance-based compensation," they shall be prescribed in a form that meets the requirements of

Code section 162(m) for deductibility. Awards that are designed to qualify as "performance-based compensation," and that are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). In the event that applicable tax and/or securities laws change to permit Board or Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Board and Committee shall have the discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards under this Article 4 that shall not qualify as "performance-based compensation," the Committee may make such grants without satisfying the requirements of Code section 162(m).

                                   ARTICLE 5

                          OPERATION AND ADMINISTRATION

     5.1. Effective Date. Subject to the approval of the stockholders of the Company, the Plan shall be effective as of March 12, 2002 (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary).

     5.2. Plan and Other Limitations. The Awards that may be granted under the Plan shall be subject to the following:

          (a) The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares of Common Stock currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares of Common Stock purchased in the open market or in private transactions.

          (b) Subject to the following provisions of this Section 5.2, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 2,000,000 (Two Million) shares of Common Stock. In addition, subject to the following provisions of this Section 5.2, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan pursuant to Full Value Awards (as defined below) shall be equal to 500,000 (Five Hundred Thousand) shares of Common Stock. For the purposes of this Plan, "Full Value Awards" shall be Awards of Bonus Stock, Stock Equivalent Units, Performance Units, Restricted Stock or Restricted Stock Units.

          (c) To the extent provided by the Committee, any Award of Stock Equivalent Units, Performance Units or Restricted Stock Units may be settled in cash rather than shares of Common Stock. To the extent any shares of Common Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Common Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares of Common Stock shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan or, if applicable, pursuant to Full Value Awards.

          (d) If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

          (e) Subject to Section 5.2(f), the following additional limitations are imposed under the Plan.

             (i) The maximum number of shares of Common Stock that may be covered by Awards granted to any one individual pursuant to Article 3 (relating to Options and SARs) shall be 350,000 shares of Common Stock during any one calendar year period. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Common Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Common Stock shall be counted as covering only one share of Common Stock for purposes of applying the limitations of this clause (i).

             (ii) For Awards granted pursuant to Article 4 that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than 200,000 shares of Common Stock and, if such Awards are denominated in cash value, no more than $800,000, may be subject to such Awards granted to any one individual during any one calendar year. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends or other amounts attributable to earnings during the deferral period shall be disregarded. Unless otherwise indicated by the Committee at the time of grant, all Awards granted pursuant to Article 4 for which the vesting or payment are conditioned on achievement of one or more Performance Measures shall be deemed to be intended to be "performance-based compensation" for the purposes of Code section 162(m).

          (f) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust the terms of the Plan and Awards to preserve the benefits or potential benefits of the Plan or the Awards. Action by the Committee with respect to the Plan or Awards under this Section 5.2(f) may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

     5.3. General Restrictions. Delivery of shares of Common Stock or other amounts under the Plan shall be subject to the following:

          (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

          (b) To the extent that the Plan provides for issuance of certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange.

     5.4. Tax Withholding. All distributions under the Plan shall be subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant, (b) through the surrender of shares of Common Stock which the Participant already owns, or (c) through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan; provided, however, that such shares of Common Stock under this paragraph (c) may be used to satisfy not more than the Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including without limitation payroll taxes, that are applicable to such supplemental taxable income).

     5.5. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion shares of common stock of which is acquired by the Company or a Subsidiary). The Committee may use available shares of Common Stock hereunder as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

     5.6. Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments, dividend equivalent payments or dividend equivalent units with respect to shares of Common Stock subject to the Award (both before and after the shares of Common Stock subject to the Award are earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or shares of Common Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Common Stock or Common Stock equivalents, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Common Stock equivalents.

     5.7. Settlement of Awards. The obligation to make payments and distributions with respect to Awards of Stock Equivalent Units, Performance Units or Restricted Stock Units may be satisfied through cash payments, the delivery of shares of Common Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Satisfaction of any obligations to make payments or distributions under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Common Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

     5.8. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

     5.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     5.10. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document, if any, as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

     5.11. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

     5.12. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     5.13. Limitation of Implied Rights.

          (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

          (b) The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any participating individual the right to be retained in the employ or continued service of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

     5.14. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                   ARTICLE 6

                               CHANGE IN CONTROL

     Subject to the provisions of Section 5.2(f) (relating to certain adjustments), upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchange, or unless the Committee shall otherwise provide in the Award Agreement:

          (a) any and all Options and SARs granted hereunder shall become immediately vested and exercisable and shall remain exercisable for the lesser of 36 months following such Change in Control or the remaining maximum term of such Award (regardless of whether the applicable Participant's employment or directorship is terminated upon or after such Change in Control);

          (b) any period of restriction and restrictions imposed on Restricted Stock or Restricted Stock Units granted hereunder shall lapse and each Participant holding any such Award shall be entitled to be paid in cash, within 30 days after the Change in Control, the total of the fair market value, determined as of immediately prior to such Change in Control, of any such Award which he or she held immediately prior to such Change in Control; and

          (c) the target payout opportunities attainable under all Bonus Stock, Stock Equivalent Unit and Performance Unit Awards granted hereunder shall be deemed to have been fully earned as of the effective date of the Change in Control (based on an assumed achievement of all relevant targeted performance goals over any applicable performance period(s)) and each Participant holding any such Award shall be entitled to be paid in cash, within 30 days after the Change in Control, the total of the fair market value, determined as of immediately prior to such Change in Control, of any such Award which he or she held immediately prior to such Change in Control.

                                   ARTICLE 7

                                   COMMITTEE

     7.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Article 7. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board. From and after the Effective Date, unless removed by the Board or unless said committee no longer exists, the Company's Compensation/Nominating/Governance Committee shall be the Committee for purposes of this Plan. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

     7.2. Powers of Committee. The Committee's administration of the Plan shall be subject to the following:

          (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares of Common Stock or other amounts covered by the Awards, to establish the terms, conditions, performance criteria, restrictions and other provisions of such Awards and (subject to the restrictions imposed by Article 8) to cancel or suspend Awards.

          (b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

          (c) The Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

          (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

          (e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.

     7.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     7.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an individual's employment or service, termination of employment or service, leave of absence, reemployment or recommencement of service and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                   ARTICLE 8

                           AMENDMENT AND TERMINATION

     The Board may, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to Section 5.2(f) shall not be subject to the foregoing limitations of this Article 8. Notwithstanding anything herein to the contrary, (i) without the prior approval of the Company's stockholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option, and (ii) no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law, regulation or stock exchange rule.

                                   ARTICLE 9

                                 MISCELLANEOUS

     9.1. Governing Law. The validity, construction and effect of the Plan, and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Illinois and applicable federal law.

     9.2. Severability. If for any reason any provision or provisions of the Plan are determined invalid or unenforceable, the validity and effect of the other provisions of the Plan shall not be affected thereby.

     IN WITNESS WHEREOF, the Company has caused the Plan to be executed on its behalf by its respective officer thereunder duly authorized, on the day and year set forth below.

Date: As of March 12, 2002

TENNECO AUTOMOTIVE INC.

By: /s/ TIMOTHY R. DONOVAN
    ----------------------------------------------------
    Timothy R. Donovan
    Executive Vice President, General Counsel
    and Managing Director -- International

                                           NOTICE OF ANNUAL
                                           MEETING AND
                                           PROXY STATEMENT
                                           -------------------------------------

                                           ANNUAL MEETING
                                           OF STOCKHOLDERS
                                           MAY 14, 2002

                                           TENNECO
                                           AUTOMOTIVE INC.
                                           500 NORTH FIELD DRIVE, LAKE FOREST,
                                           ILLINOIS 60045

                                                 [TENNECO AUTOMOTIVE LOGO]

                                 [TENNECO LOGO]

                            TENNECO AUTOMOTIVE INC.

                         Annual Meeting of Stockholders
                                  May 14, 2002

                             10:00 a.m., local time
                               The Peabody Hotel
                                149 Union Avenue
                            Memphis, Tennessee 38103

Dear Stockholder:

Tenneco Automotive Inc. encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, please follow the instructions on the opposite side of this card.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.



                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.


 /\ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL /\
--------------------------------------------------------------------------------

PROXY                                                  [TENNECO AUTOMOTIVE LOGO]

                            TENNECO AUTOMOTIVE INC.
                  ANNUAL MEETING OF STOCKHOLDERS MAY 14, 2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned does hereby appoint Mark P. Frissora, Paul T. Stecko and Karl A. Stewart, and any of them, with full power of substitution, as Proxies to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors' recommendations, all shares of Tenneco Automotive Inc. held of record by the undersigned at the close of business on March 22, 2002 and entitled to vote at the Annual Meeting of Stockholders of Tenneco Automotive Inc. to be held at 10:00 a.m., local time, May 14, 2002, at The Peabody Hotel, 149 Union Avenue, Memphis, Tennessee 38103, or at any adjournment or postponement thereof, and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting.


Election of Directors - Nominees: 01) M. Kathryn Eickhoff, 02) Mark P. Frissora,
03) Frank E. Macher, 04) Sir David Plastow, 05) Roger B. Porter, 06) David B. Price, Jr., 07) Dennis G. Severance, 08) Paul T. Stecko

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

                           /\ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL /\
------------------------------------------------------------------------------------------------------------------------------------

[X]  PLEASE MARK YOUR
     VOTE AS IN THIS                                                                                                       [0410)
     EXAMPLE.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
                                                         FOR ITEMS 1 AND 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of Directors                     [ ] FOR        [ ] WITHHELD
   (see reverse)

   For, except vote withheld from the following nominee(s): ________________________________________________________________________

2. Approve Tenneco Automotive Inc. 2002 Long-Term Incentive Plan                FOR       AGAINST     ABSTAIN
                                                                                [ ]         [ ]         [ ]

3. In the discretion of the Proxies named herein, the Proxies are authorized to vote upon such other matters as may properly come before the meeting (or any adjournment or postponement thereof).


                                                          NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

                                                          SIGNATURE ________________________________________________________________

                                                          SIGNATURE ________________________________________________________________

                                                          DATE _____________________________________________________________________

TENNECO AUTOMOTIVE INC.
500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045                            [TENNECO AUTOMOTIVE LOGO]

                                                                   April 5, 2002

Dear Benefit Plan Participant:

     The Annual Meeting of Stockholders of Tenneco Automotive Inc. is scheduled to be held at The Peabody Hotel, 149 Union Avenue, Memphis, Tennessee 38103 at 10:00 a.m., local time, on Tuesday, May 14, 2002. A copy of the Notice and Proxy Statement, which is being sent to all registered stockholders in connection with the Annual Meeting, is enclosed for your information.

     Also enclosed with this letter is a form of proxy card, which designates the number of shares held in your benefit plan account. By executing this proxy card you instruct the benefit plan trustee (the "Trustee") how to vote the shares of Tenneco Automotive Inc. stock in your account which you are entitled to vote. The Trustee will vote all shares eligible to be voted by benefit plan participants in accordance with their instructions.

     If you return your form of proxy executed but without furnishing voting instructions, the eligible shares in your account will be voted by the Trustee, as holder of record of the shares in your account, FOR the election of the nominees for director named in the Proxy Statement, FOR the approval of the Tenneco Automotive Inc. 2002 Long-Term Incentive Plan and in the discretion of the proxies on all other matters as may be properly brought before the Annual Meeting.

     If you do not return your executed form of proxy to the Trustee, then your shares can be voted by the Trustee only in accordance with the requirements of your benefit plan, which may or may not reflect your views.

     Your vote is important. Please send your executed form of proxy card with your voting instructions at your earliest opportunity. For your convenience, a return envelope is enclosed.

                                                  YOUR BENEFITS COMMITTEE